As filed with the Securities and Exchange Commission on January 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2911	26-1749145
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(855) 880-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack W. Hanks

President, Chief Executive Officer and Chief Financial Officer

3616 Far West Blvd., #117-321

Austin, Texas 78731

(855) 880-0400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Bruce H. Hallett

Hallett & Perrin, P.C.

1445 Ross Avenue, Suite 2400

Dallas, Texas 75202

Tel. No.: (214) 953-0053

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	33,325,000	$0.2350	$7,831,375	$726

__________

(1)

We are registering 31,975,000 shares of our common stock that are issuable upon conversion of shares of Series B Preferred Stock, Series B Warrants and Series C Warrants which were sold to an institutional purchaser in a private transaction. We are also registering an additional 1,350,000 shares of common stock issuable upon exercise of warrants granted to the placement agent in such private transaction. Pursuant to Rule 416, the securities registered hereunder include such indeterminate number of shares which may become issuable as a result of stock splits, stock dividends and other adjustment provisions of the Series B Preferred Stock, Series B Warrants, Series C Warrants and/or placement agent warrants.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 6, 2022

33,325,000 Shares of Common Stock

MMEX RESOURCES CORPORATION

This prospectus relates to the offer and sale by the selling stockholders identified herein of shares (the “Shares”) of common stock, par value $0.001 per share (referred to herein as the “common stock”) of MMEX Resources Corporation (referred to herein as “MMEX,” the “Company,” “we,” “our,” and “us”). The Shares are issuable upon the conversion of our outstanding shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), the exercise of our outstanding Series B Warrants and Series C Warrants (the “Series B Warrants” and “Series C Warrants”, respectively) and the exercise of warrants issued to the placement agent (“Placement Agent Warrants”). We issued 1,500 shares of Series B Preferred Stock and Series D Warrants to purchase 15,000,000 shares of our common stock to selling stockholders pursuant to a Securities Purchase Agreement that we entered into on December 22, 2021.  As part of that transaction, we issued to such holders Series B Warrants to purchase up to an aggregate of 14,399,500 shares at an exercise price of $0.0001 per share and Series C Warrants to purchase up to an aggregate of 2,575,500 shares at an exercise price of $0.10 per share.  We also issued the Placement Agent warrants to selling stockholders in connection with the foregoing transaction.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from the resale of the Shares.

The selling stockholders may offer all or portion of the securities covered by this prospectus for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the securities, including the cost of compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions, discounts and transfer taxes, if any, attributable to their sales of the securities. See “Plan of Distribution” beginning on page 28 of this prospectus.

Our common stock is listed for quotation on the OTC Pink under the symbol “MMEX.” On January ____, 2022, the closing price of our common stock was $_____.

We are a “smaller reporting company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is a smaller reporting company.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMITTEE NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2022

iii

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, these securities in any jurisdiction where such offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all financial data presented or incorporated by reference in this prospectus reflects the consolidated business and operations of MMEX and its consolidated subsidiaries, and has been prepared in accordance with generally accepted accounting principles in the United States of America.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications or other published independent sources. Some data are also based on our good faith estimates. Although we believe the third-party sources are reliable as of their respective dates, neither we nor the selling stockholders have independently verified the accuracy or completeness of this information.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

Business Overview

Since 2016, the focus of our business has been to build crude oil distillation units and refining facilities (CDUs) in the Permian Basin in West Texas. We revised our business plan in 2021 to move MMEX to clean energy use and production, leveraging our history, management and business relationships from the traditional energy sector. The focus of our business plan is to:

•	Modify our planned CDU projects in Pecos County (West Texas) to produce potentially hydrogen and ultra-low sulfur fuel products combined with CO2 capture; and

•	Develop additional megawatts of solar power for distribution to our projects in West Texas.

2021 Private Placement Financing

On December 22, 2021, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we agreed to issue and sell in a private placement 1,500 shares of our Series B Preferred Stock and Series D Warrants to purchase up to an aggregate of 15,000,000 shares of our common stock. We received gross proceeds of $1.5 million. As part of that transaction, we issued to the investor Series B Warrants to purchase up to an aggregate of 14,399,500 shares at an exercise price of $0.0001 per share and Series C Warrants to purchase up to an aggregate of 2,575,500 shares at an exercise price of $0.10 per share.  We also issued the Placement Agent Warrants, covering 1,350,000 shares of common stock, to affiliates of the placement agent as part of such private placement.  In connection with the Securities Purchase Agreement, we entered in a registration rights agreement and agreed to file within 15 days a resale registration statement with the SEC, of which this prospectus statement is a part, and to cause the resale registration statement to become effective within 75 days thereafter.

Where You Can Find Us

Our principal office is located at 3616 Far West Blvd, #117-321, Austin, Texas 78731, and our project office is located at 107 S. Main Street, Fort Stockton, Texas 79735. Our telephone number is (855) 880-0400. Our website is www.mmexresources.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

The Offering

Common stock offered by Selling Stockholders	33,325,000 shares of common stock

Common stock outstanding before the offering	18,845,362 as of December 31, 2021

Common stock outstanding after the offering	The number of outstanding shares of common stock will not be impacted by sales of the selling stockholders named herein.

Use of proceeds	We will not receive any proceeds from the sale of securities by the selling stockholders.

Trading Symbol	MMEX

Risk Factors	The shares of common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our Shares. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The risks included in this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to our Business Plan

An investment in the Company is speculative.

Our business plans are highly speculative and no assurance can be given that we will operate profitably. Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance. Furthermore, the Company has pursued its proposed hydrogen production business plan only for a short time, and thus our business carries both known and unknown risks. No assurance can be given that you will realize your investment objectives or realize a substantial return (if any) on your investment or that you will not lose your entire investment. An investment in our common stock involves a high degree of risk.

The Company is a development stage company with a history of operating losses and expects to continue to realize losses in the near future.

The Company is a development stage company. We have incurred continuous losses from operations, had an accumulated deficit at October 31, 2021 of more than $66 million and have reported negative cash flows from operations for more than the past five years.  We expect to continue to incur net losses until such time as we have completed a project that generates sufficient revenues to fund continuing operations. The size of these losses will depend, in large part, on whether the Company is able to construct facilities, and commence operations and thereafter able to operate its facilities in a profitable manner.  At this early stage of our operation, we also expect to face the risks, uncertainties, expenses, and difficulties frequently encountered by companies at the start-up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

We need to continue as a going concern if our business is to succeed.

Because of our recurring losses and negative cash flows from operations, the audit report of our independent registered public accountants on our consolidated financial statements for the year ended April 30, 2020 contains an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Factors identified in the report include our historical net losses and our net capital deficiency, which raises substantial doubt about our ability to continue as a going concern. If we are not able successfully to implement our business plan and attain profitability in the near future our financial condition could deteriorate further, which would have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment. Further, we may be unable to pay our debt obligations as they become due. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

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The completion of our proposed business plan is subject to great uncertainty.

The pursuit of our business plan will require substantial financial resources.  We do not currently generate any revenue and do not have the cash resources to implement our business plan.  If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our planned operations. If this happens, you could lose all or part of your investment.

Our ability to obtain necessary funding for these purposes depends upon a number of factors, including the status of the national and worldwide economy and the health of the energy sector. There is no assurance that any such financing sources will be available or sufficient to meet our requirements. There is no assurance that we will be able to continue to raise equity capital or to secure additional debt financing. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations, or prospects.

We may not be able to obtain or renew all required permits and licenses to place any of our properties into production.

Our proposed projects will require permits from governmental authorities and such operations will be governed by laws and regulations governing oil and gas development, construction and production as well as exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, employee safety, and other matters.  We may experience increased costs, as well as delays in construction or operation as a result of the need to comply with applicable laws, regulations, and permits. We cannot predict if all permits that we may require will be obtainable or renewable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Future indebtedness may limit our ability to obtain additional financing, and we also may face difficulties complying with the terms of any credit agreements.

We anticipate we will use significant amounts of debt, if available, to fund project construction and its operations once construction is finished. Our level of future indebtedness will have a direct impact on our business. Among other things, it may:

•	limit our ability to use our cash flows, or obtain additional financing, for future working capital, capital expenditures, acquisitions or other general corporate purposes;

•	restrict our ability to pay dividends;

•	require a substantial portion of our cash flows from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry conditions;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

We cannot assure you that we will generate sufficient cash flows or that we will be able to borrow funds under certain credit agreements in amounts sufficient to enable us to service our debt or meet our expected working capital and capital expenditure requirements.  If we are unable to raise sufficient cash through equity issuances, or, if after our planned projects are in operation our cash flows were to be adversely impacted, we may be unable to obtain the debt financing we expect to require for our expected working capital needs. To the extent that we are unable to generate sufficient cash flows from issuances of equity or operations, or if we are unable to obtain additional debt financing, we might be required to sell assets or reduce necessary capital expenditures. We cannot assure you that we would be able to refinance our debt, sell assets or obtain additional financing on terms acceptable to us, if at all.

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Covenants and events of default in our future debt instruments could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

We expect that any debt financing agreements that we may enter will contain covenants and events of default that may limit our financial flexibility and ability to undertake certain types of transactions. Typically, these covenants would restrict our business activities, including restrictions on:

•	creating liens;

•	engaging in mergers, consolidations and sales of assets;

•	incurring additional indebtedness;

•	providing guarantees;

•	engaging in different businesses;

•	making investments;

•	making certain dividend, debt and other restricted payments;

•	engaging in certain transactions with affiliates; and

•	entering into certain contractual obligations.

Our ability to comply with these expected covenants may depend on factors outside our control. We cannot assure you that we will be able to satisfy these covenants. If we fail to satisfy the covenants established in these facilities or an event of default occurs under the applicable debt agreement, the maturity of the debt instruments could be accelerated or we could be prohibited from future borrowing. If our obligations under the debt instruments are accelerated and we do not have sufficient cash on hand to pay all amounts due, we could be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financing through equity or debt financings. Refinancing may not be possible and additional financing may not be available on commercially acceptable terms, or at all. If we cannot obtain such financing, we would need to curtail our planned operations.

Our business, financial condition, results of operations and cash flows may be materially adversely affected by an economic downturn.

The energy sector is highly cyclical and have historically experienced severe downturns.  A sustained deterioration or economic downturn would materially harm our business and operating results. A cyclical downturn can occur suddenly and result in extremely different financial performance sequentially from quarter to quarter or on an annual comparative basis due to an inability to rapidly adjust costs.

In addition, the domestic economy, economic slowdowns and the scarcity of credit can lead to lack of consumer confidence, increased market volatility and widespread reduction of business activity generally in the United States and abroad. An economic downturn may adversely affect the liquidity, businesses and/or financial conditions of our future customers that may result in decreased demand for our products. Disruptions in the financial markets could also lead to a reduction in available trade credit due to counterparties’ liquidity concerns. If we are unable to obtain borrowings or letters of credit under our future credit agreements, our business, financial condition, results of operations and cash flows could be materially adversely affected.

4

We may incur significant costs to comply with environmental, health and safety laws and regulations.

Our planned operations are subject to extensive federal, state and local environmental, health and safety regulations governing, among other things, the generation, storage, handling, use and transportation of petroleum and hazardous substances, the emission and discharge of materials into the environment, waste management, characteristics and composition of gasoline, diesel and other fuels and the monitoring, reporting and control of greenhouse gas emissions. If we fail to comply with these regulations, we may be subject to administrative, civil and criminal proceedings by governmental authorities, as well as civil proceedings by environmental groups and other entities and individuals. A failure to comply, and any related proceedings, including lawsuits, could result in significant costs and liabilities, penalties, judgments against us or governmental or court orders that could alter, limit or stop our planned operations. In addition, new environmental laws and regulations, including new regulations relating to alternative energy sources and increased vehicle fuel economy, new state regulations relating to fuel quality, and the risk of global climate change regulation, as well as new interpretations of existing laws and regulations, increased governmental enforcement, or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted, or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any or all of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition, results of operations and cash flows.

The market for hydrogen is nascent and the market may not develop as quickly as the Company projects

While we plan to implement hydrogen off-take agreements with financially viable purchasers, the hydrogen market today is relatively limited as to purchasers and widespread penetration of the market as a transportation fuel is not developed. In the event any such hydrogen off-take agreements are terminated before their terms, other alternative markets may not be available readily at comparable prices which could impact the Company’s potential results of operations.

Carbon capture technology and sequestration is not currently deployed on a wide-spread basis, and regulations are not developed.

Carbon capture and sequestration of the CO2 is an emerging technology. While the technology to capture CO2 from refining is available, it is not in wide-spread use.  Sequestering the CO2 after it is captured in underground formations is a new technology and the regulations and legal framework is evolving.  Today the technical, legal and regulatory framework for injecting CO2 may change dramatically over time and may adversely impact our business model.

The loss of Mr. Hanks could adversely affect our business.

Since Mr. Hanks is our principal executive officer devoting substantially all of his business time to the activities of the Company, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no key man life insurance at this time.

Risks Related to our Common Stock and the Offering

Two of our stockholders collectively have the ability to determine any matter to be decided by the stockholders, which may prevent or delay a change in control of our company.

Jack W. Hanks, our CEO, and Bruce N. Lemons, one of the two members of our Board of Directors, beneficially owned approximately 2,731,676 shares of our common stock as of December 31, 2021, which constituted approximately 1.5% of our common stock outstanding as of such date.  In addition, Mr. Hanks beneficially owns all of our outstanding Series A preferred stock, which represents the right to vote 50.1% of the votes presented for the vote of stockholders.  Through such beneficial ownership, Messrs. Hanks and Lemons control approximately 57.3% of the voting power of the common stock on a combined basis as of December 31, 2021. As a result, they can determine the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.

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Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Because our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  If the price of our common stock remains less than $5.00 and our common stock is not listed on a national securities exchange such as OTCQB, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

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We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the selling stockholders. All proceeds from the sale of the Shares will be for the account of the selling stockholders.

DILUTION

The selling stockholders may offer all or portion of the shares of common stock covered by this prospectus for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. If you invest in our common stock in this offering at the closing price of $0.2350 per share in effect on December 31, 2021, your ownership interest will be diluted immediately to the extent of the difference between such price per share and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value deficit is the amount of our total tangible assets less our total liabilities. Our net tangible book value deficit as of October 31, 2021 was $1,750,358, or $.0928 per share of common stock (based on shares outstanding at December 31, 2021). This represents an immediate dilution in net tangible book value of $0.1421 per share to new investors participating in this offering.

The number of shares of common stock that will be outstanding after this offering is based on 18,845,362 shares of common stock outstanding as of December 31, 2021 and excludes 35,730,684 shares of common stock issuable upon the exercise of options and warrants or the conversion of shares of Series B Preferred Stock outstanding as of such date.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Since April 10, 2018, our common stock has been listed on the OTC Pink under the symbol "MMEX". The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. From November 2, 2017 through April 9, 2018, our common stock (then known as Class A Common Stock) was listed on the OTCQB. The following table indicates the quarterly high and low bid price for our common stock for the fiscal years ending April 30, 2021 and 2020. Such inter-dealer quotations do not necessarily represent actual transactions and do not reflect retail mark-ups, mark-downs or commissions. The Company amended its articles of incorporation to provide for a 1 for 10,000 reverse stock split of its common shares, which was effective as of July 1, 2021. The Company has given retroactive effect to the reverse stock split for all periods presented.

	High	Low
Fiscal year ended April 30, 2020
Quarter ended July 31, 2019	$250.00	$5.00
Quarter ended October 31, 2019	$512.84	$456.16
Quarter ended January 31, 2020	$509.90	$447.18
Quarter ended April 30, 2020	$458.21	$202.37

Fiscal year ended April 30, 2021
Quarter ended July 31, 2020	$395.57	$294.96
Quarter ended October 31, 2020	$325.27	$236.94
Quarter ended January 31, 2021	$374.99	$245.03
Quarter ended April 30, 2021	$452.06	$335.73

Fiscal year ending April 30, 2022
Quarter ended July 31, 2021	$17.00	$1.00
Quarter ended October 31, 2021	$1.10	$0.48
Quarter ending January 31, 2022 (through January 4, 2022)	$0.59	$0.19

On January 4, 2022, the closing bid price of our common stock as reported on the OTC Pink was $0.23 per share.

The number of holders of record of the Company's common stock as of December 31, 2021 was 148, as reported by our transfer agent. This number does not include an undetermined number of stockholders whose stock is held in "street" or "nominee" name.

We have not declared or paid any cash or other dividends on our common stock to date for the last two fiscal years and have no intention of doing so in the foreseeable future.

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Penny Stock

Our common stock is considered to be a penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

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Dividends

We have not declared or paid any cash or other dividends on the common stock and have no intention of doing so in the foreseeable future. See “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Equity Compensation Plans

As of April 30, 2021, the following securities were issuable under the Company’s equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities in Column (a) (c)

Equity Compensation Plans Approved by Security Holders	0	0	0
Equity Compensation Plans Not Approved by Security Holders (1)	44,804	$1.00	0
Total	44,804	$1.00	0

______________

(1)	Consists of warrants to purchase 44,604 shares and options to 200 shares of common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following discussion and analysis constitutes forward-looking statements for purposes of the Securities Act and the Exchange Act and as such involves known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect”, “estimate”, “anticipate”, “predict”, “believes”, “plan”, “seek”, “objective” and similar expressions are intended to identify forward-looking statements or elsewhere in this report. Important factors that could cause our actual results, performance or achievement to differ materially from our expectations are discussed in detail in Item 1 above. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by such factors. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Notwithstanding the foregoing, we are not entitled to rely on the safe harbor for forward looking statements under 27A of the Securities Act or 21E of the Exchange Act as long as our stock is classified as a penny stock within the meaning of Rule 3a51-1 of the Exchange Act. A penny stock is generally defined to be any equity security that has a market price (as defined in Rule 3a51-1) of less than $5.00 per share, subject to certain exceptions.

Overview

MMEX Resources Corporation was formed as a Nevada corporation in 2005. The current management team lead an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed in 2010 and thereafter changed the Company’s name to MMEX Mining Corporation. In 2016, the Company changed its name to MMEX Resources Corporation to reflect the change in its business plan to an energy focus in the Americas.

Business Plan

The Company is a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, recently announcing it intends to develop solar energy to power multiple planned projects producing hydrogen and ultra-low sulfur fuels combined with carbon dioxide (CO2) capture in Texas.

Since 2016, the focus of our business has been to build crude oil distillation units and refining facilities (CDUs) in the Permian Basin in West Texas. We revised our business plan in 2021 to move MMEX to clean energy use and production, leveraging our history, management and business relationships from the traditional energy sector. The focus of our business plan is to

•	Modify our planned CDU projects in Pecos County (West Texas) to produce potentially hydrogen and ultra-low sulfur fuel products combined with CO2 capture.

•	Develop additional megawatts of solar power for distribution to our projects in West Texas

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Our immediate plans are to pursue the following three projects powered by solar energy:

Project 1: A clean fuels 10,000 barrel per day facility at our Pecos County site to produce 87° gasoline, ultra-low sulphur diesel and low-sulphur fuel oil, utilizing the Ultra Fuels Plus with carbon capture concept.

Project 2: We have teamed with Black Tree Group to develop a “blue hydrogen” facility in Pecos County to produce hydrogen with carbon capture and storage employing steam methane reformer technology with the abundant natural gas supplies in the immediate area as the feedstock.

Project 3: A parallel “green hydrogen” plant in Pecos County, which plans to utilize the proprietary electrolizer technology of a major international technology partner.

We are in various stages of negotiations with major company off-takes that range from specialty air and gas companies to international trading companies. The proposed distribution network of liquid and gaseous hydrogen from our planned projects will be by truck and rail.

Results of Operations

Three and Six Months Ended October 31, 2021 compared to October 30, 2020

Revenues

We have not yet begun to generate revenues.

General and Administrative Expenses

Our general and administrative expenses increased to $274,493 for the three months ended October 31, 2021 from $179,350 for the three months ended October 31, 2020 and increased to $717,000 for the six months ended October 31, 2021 from $362,675 for the six months ended October 31, 2020. The increase resulted from higher professional fee costs, which included increased costs for legal, public relations, and consulting services.

Project Costs

Our project costs increased to $1,006,666 for the three months ended October 31, 2021 from $51,985 for the three months ended October 31, 2020 and increased to $1,009,726 for the six months ended October 31, 2021 from $89,685 for the six months ended October 31, 2020. We expense the direct costs incurred on our projects, including acquisition of rights, planning, design and permitting. During the six months ended October 31, 2021 we entered into, and paid for, planning and design contracts for our project development. The levels of spending on our projects will vary from period to period based on availability of financing and will be expensed as project costs are incurred.

Depreciation and Amortization Expense

Our depreciation and amortization expense results from the depreciation of land improvements and amortization of land easements and totaled to $9,246 and $8,720 for the three months ended October 31, 2021 and 2020, respectively. The depreciation and amortization was $17,964 and $17,438 for the six months ended October 31, 2021 and 2020, respectively.

Other Income (Expense)

Our interest expense includes interest accrued on debt, amortization of debt discount and penalties assessed on debt. Interest expense totaled $57,645 and $171,054 for the three months ended October 31, 2021 and 2020, respectively, and totaled $262,255 and $725,143 for the six months ended October 31, 2021 and 2020, respectively. The decrease in interest expense is due to a lower levels of new non-related party convertible debt in the current period, resulting in less amortization of debt discount to interest expense, less loan penalties incurred in the period, and reduced debt balances as a result of debt being paid off or converted into shares common stock.

We reported gains on derivative liabilities of $0 and $102,341 for the three months ended October 31, 2021 and 2020, respectively and $3,010,042 and $1,289,693 for the six months ended October 31, 2021 and 2020, respectively. We had previously identified the variable conversion feature of certain convertible notes payable as derivatives. We estimated the fair value of the derivatives using multinomial lattice models that value the warrants based on a probability weighted cash flow model using projections of the various potential outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and management’s estimates of various potential equity financing transactions. These inputs were subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities would fluctuate from period to period, and the fluctuation has been material. During the six months ended October 31, 2021 all derivative liabilities were written off the books, resulting in a larger gain in the current period than in the prior period.

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We reported a net gain on extinguishment of liabilities of $196,166 and $136,310 for the three and six months ended October 31, 2021, respectively, which could be explained by the fact that our loan from the Small Business Administration was forgiven and we had other vendors forgive us for amounts owing. We reported no gain or loss on extinguishment of liabilities for the three or six months ended October 31, 2020.

Net Income (Loss)

As a result of the above, we reported net income (loss) of $(1,151,884) and $(308,768) for the three months ended October 31, 2021 and 2020, respectively, and $1,139,407 and $94,752 for the six months ended October 31, 2021 and 2020, respectively.

Non-Controlling Interest in Income of Consolidated Subsidiaries

Currently, we have no activity in our consolidated subsidiaries. Non-controlling interest in income of consolidated subsidiaries was $0 for all periods presented.

Net Income (Loss) Attributable to the Company

Because we had no non-controlling interest in income of consolidated subsidiaries, net income (loss) attributed to the Company was the same as net income (loss).

Fiscal Year ended April 30, 2021 Compared to Fiscal Year ended April 30, 2020

We recorded a net loss of $24,526,886 or $(14.23) per share, for fiscal year ended April 30, 2021, compared to a net loss of $4,393,689 or $(6.57) per share, for the fiscal year ended April 30, 2020. As discussed below, the net income or loss for any fiscal year fluctuates materially due to non-operating gains and losses.

Revenues

We have not yet begun to generate revenues.

General and Administrative Expenses

Our general and administrative expenses decreased $36,835 to $867,471 for the year ended April 30, 2021 from $904,306 for the year ended April 30, 2020. The decrease resulted from lower salaries, travel and other expenses associated with securing debt financing and administrative activities of our development activities due to limitations on funding during the current fiscal year.

Start-Up Costs

During the year ended April 30, 2021, the expenditures for the development of our CDU project in Pecos County, Texas decreased from the prior fiscal year due to financing constraints. We have expensed all costs incurred, including acquisition of refinery rights, planning, design and permitting. Such costs totaled $179,133 and $214,439 for the years ended April 30, 2021 and 2020, respectively.

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Depreciation and Amortization Expense

Our depreciation and amortization expenses remained constant, totaling $34,875 and $34,663 for the years ended April 30, 2021 and 2020, respectively. The expense results from the depreciation of land improvements and amortization of land easements.

Other Income (Expense)

Our interest expense decreased $703,108 to $1,143,495 for the year ended April 30, 2021 from $1,846,603 for the year ended April 30, 2020. We entered into fewer convertible debt arrangements in the current fiscal year, resulting in less amortization of debt discount to interest expense, which was partially offset by the increase in loan penalties and default interest.

For the years ended April 30, 2021 and 2020, we reported losses on derivative liabilities of $22,906,922 and $1,402,233, respectively. In a series of subscription agreements, we issued warrants in prior years that contain certain anti-dilution provisions that we have identified as derivatives. We also identified the variable conversion feature of certain convertible notes payable as derivatives. We estimate the fair value of the derivatives using multinomial lattice models that value the warrants based on a probability weighted cash flow model using projections of the various potential outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and management’s estimates of various potential equity financing transactions. These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

We reported a gain on extinguishment of debt of $605,010 for the year ended April 30, 2021 compared to a gain on extinguishment of debt of $8,555 for the year ended April 30, 2020. The gain on extinguishment of debt generally results from the settlement and extinguishment of convertible notes payable and certain accounts payable and accrued expenses. During the year ended April 30, 2021 we settled certain notes which resulted in principal and accrued interest being written off for a gain of $242,102. We also recorded a gain of $194,008 for the write off of the derivative liabilities associated with the settlement of the notes and we recorded a gain of $167,900 when the United States Small Business Administration forgave our loan issued under the Paycheck Protection Program.

Net Income (Loss)

As a result of the above, we reported net losses of $24,526,886 and $4,393,689 for the years ended April 30, 2021 and 2020, respectively.

Liquidity and Capital Resources

Working Capital

As of October 31, 2021, we had current assets of $309,119, comprised of cash and prepaid expenses, and current liabilities of $2,770,086, resulting in a working capital deficit of $2,460,967.

Sources and Uses of Cash

Our sources and uses of cash for the three months ended October 31, 2021 and 2020 were as follows:

	2021	2020

Cash, beginning of period	$330,449	$66,830
Net cash used in operating activities	(2,275,278)	(96,780)
Net cash used in investing activities	(255,504)	-
Net cash provided by financing activities	2,474,019	30,000

Cash, end of period	$273,686	$50

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We used net cash of $2,275,278 in operating activities for the six months ended October 31, 2021 as a result of our net income of $1,139,407, non-cash expenses totaling $95,786, decreases in prepaid expenses of $2,460, and increases in accrued expenses of $19,089. This was offset by our non-cash gains of $3,146,352, a decrease in accounts payable of $171,857 and a decrease in accounts payable and accrued expenses – related party of $213,811.

We used net cash of $96,780 in operating activities for the six months ended October 31, 2020 as a result of our net income of $94,752, non-cash expenses totaling $187,397, decrease in prepaid expenses and other current assets of $16,187, and increases in accounts payable of $140,431, accrued expenses of $524,196 and accounts payable and accrued expenses – related party of $229,950, partially offset by non-cash gain of $1,289,693.

Net cash used in investing activities for the six months ended October 31, 2021 was $255,504, comprised of the purchase of land and costs incurred for land improvements during the period. We had no net cash provided by or used in investing activities for the six months ended October 31, 2020.

Net cash provided by financing activities for the six months ended October 31, 2021 was $2,474,019, comprised of proceeds from notes payable of $200,000, proceeds from convertible notes payable of $78,500, and proceeds from the sale of our common stock of $3,000,000. This was offset by repayments of notes payable of $200,000, repayments of convertible notes payable of $255,331, and offering costs incurred of $349,150.

Net cash provided by financing activities for the six months ended October 31, 2020 was $30,000, comprised of proceeds from convertible notes payable - related party of $20,000 and proceeds from an SBA express bridge loan of $10,000.

Going Concern Uncertainty

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $66,845,286 and a total stockholders’ deficit of $1,750,358 at October 31, 2021, and have reported negative cash flows from operations since inception. While we have received debt and equity funding during the period and have cash on hand of $273,686 at October 31, 2021, we still have a working capital deficit of $2,460,967. Therefore, there is a question of whether or not we have the cash resources to meet our operating commitments for the next twelve months and have, or will obtain, sufficient capital investments to implement our business plan. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established and emerging markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt and equity financing, and we expect to continue to seek additional funding through private or public equity and debt financing. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, investments, intangible assets, income taxes, financing operations, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

For further information on our significant accounting policies see the notes to our consolidated financial statements included elsewhere in this prospectus.

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BUSINESS

General

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed in 2010 and changed the Company’s name to MMEX Mining Corporation in 2011 and then to MMEX Resources Corporation in 2016. Our mailing address is 3616 Far West Blvd #117-321, Austin, Texas 78731. Our physical office address is 107-A S. Main Street, Fort Stockton, Texas 79735. The Company has adopted a fiscal year end of April 30.

Since 2016, the focus of our business has been to build crude oil distillation units and refining facilities (CDUs) in the Permian Basin in West Texas. We revised our business plan in 2021 to move MMEX to clean energy use and production, leveraging our history, management and business relationships from the traditional energy sector. The focus of our business plan is to

•	Modify our planned CDU projects in Pecos County (West Texas) to produce potentially hydrogen and ultra-low sulfur fuel products combined with CO2 capture.

•	Purchase additional acreage allowing us to develop additional megawatts of solar power for distribution to our projects in West Texas.

Our immediate plans are to pursue the following three projects:

Project 1: Ultra Fuel clean refining.

We have teamed with Polaris Engineering to develop a clean refining, 10,000 barrel per day facility at our Pecos County site to produce 87° gasoline, ultra-low sulphur diesel and low-sulphur fuel oil, utilizing Polaris’ proprietary “UltraFuels® 2 Plus process,” to utilize the light crude oil and condensates from the Permian Basin to produce finished products of ultra-low sulfur diesel, gasoline, and IMO 2020 compliant marine fuel oil along with carbon capture from all major CO2 sources. The UltraFuels® 2 Plus concept features small size facilities to take advantage of proximity to smaller markets and/or locate directly near crude oil production areas. Because equipment is fabricated in modular units in the US A and shipped to site, this allows for 15 to 18 months’ project completion time and more rapid implementation than traditional facilities. The smaller size and footprint, as well as lower emissions, also allows for faster permitting.

Project 2: Blue Hydrogen

We have teamed with Black Tree Group to develop a facility in Pecos County to produce hydrogen with carbon capture and storage employing steam methane reformer technology with the abundant natural gas supplies in the immediate area as the feedstock. We have a 40% ownership in the WT Blue Fuels, LLC joint venture. The venture is contracting with Air Liquide to develop & implement the Air Liquide patented Steam Methane Reformer with Carbon Capture process to produce Blue H2. Air Liquide has built and operated liquid hydrogen plants since 1964 primarily for the space industry. WT Blue Fuels intends for the Pecos plan to have a 60 ton per day capacity.

Project 3: Green Hydrogen

MMEX has teamed up with Siemens Energy to develop and implement the Siemens patented process to produce Green Hydrogen by electrolysis of water with solar power. Siemens’ Silyzer 300 is the latest and most powerful product line in the Proton Exchange Membrane electrolysis portfolio. MMEX plans for Siemens to develop seven modular Silyzer 300 arrays to produce 50 tons per day at the planned project.

We are in various stages of negotiations with major company off-takes that range from specialty air and gas companies to international trading companies. We would expect the sales of hydrogen by these companies will be to their customer base, which are more traditional chemical end uses. The proposed distribution network of liquid hydrogen from our planned projects will be by truck and rail. Completion of off-take agreements is expected to a condition to obtaining any material funding for the planned projects.

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We are also engaged in various stages of negotiations for supply arrangements to the planned projects. Our current plans include

•	Obtaining crude supply from three different international companies to be delivered at multiple terminals in the Crane, Texas area

•	Contracting with a full service engineering, procurement, and construction (EPC) firm to build a 38-mile crude pipeline to deliver from terminals to the ultra fuels site

•	Contracting with EPC to build a six-mile water delivery pipeline to the green hydrogen electrolyzer

Completion of these projects is dependent upon our obtaining the necessary capital for planning, construction and start-up costs. We are in consultation with the local and state tax authorities to file for tax abatement treatment generally applicable to projects such as our H2 projects. However, neither the receipt of adequate capital or tax abatement treatment can be assured. Financing depends upon the successful completion of front end engineering and design studies (FEED) for each planned project. MMEX believes that FEED studies for the ultra fuel and green hydrogen projects should be completed by the end of the first calendar quarter of 2022.

The costs to complete these projects is substantial and will require significant debt and equity funding MMEX estimates that the project capital budgets for the ultra fuels, blue hydrogen and green hydrogen projects are approximately $325 million, $300 million and $450 million.

There is no assurance that MMEX will be successful in obtaining financing or completing the milestones necessary to seek such financing.

The New Hydrogen Economy

The energy systems both in the United States and internationally are rapidly evolving. Major energy companies, regulatory agencies and all segments of society are working toward decarbonization and preservation of natural resources. In the interim, however, we need electric power and transportation energy. Hydrogen, as the most abundant fuel in the universe, is an energy carrier that cuts across sectors and has multiple benefits.

Hydrogen is the most abundant element in the universe; however, it is rarely found in its elemental form on earth. It must be produced from a hydrogen-containing feedstock (e.g., water, biomass, fossil fuels, or waste materials) using an energy source. Once hydrogen is produced, it can be used to store, move, and deliver low- or no-carbon energy to where it is needed. Hydrogen can be stored as a liquid, gas, or chemical compound, and is converted to energy via traditional combustion methods (in engines, furnaces, or gas turbines), through electrochemical processes (in fuel cells), and through hybrid approaches such as integrated combined cycle gasification and fuel cell systems. It is also used as a feedstock or fuel in a number of industries, including petroleum refining, ammonia production, food and pharmaceutical production, and metals manufacturing. Hydrogen can be produced in large centralized production facilities or in smaller distributed production facilities, and can be transported via truck, pipeline, tanker, or other means. Hydrogen, as a versatile energy carrier and chemical feedstock, offers advantages that unite all of our nation’s energy resources—renewables, nuclear, and fossil fuels—and enables innovations in energy production and end uses that can help decarbonize three of the most energy intensive sectors of our economy: transportation, electricity generation, and manufacturing.

Supplying hydrogen to industrial users is now a major business globally. Demand for hydrogen, which has grown more than threefold since 1975, continues to rise. Demand for hydrogen in its pure form is approximately 70 million tons per year. Governments are recognizing hydrogen’s role in energy security and its ability to decarbonize sectors that are otherwise extremely difficult to abate – such as logistics, industrial heating and industry feedstock. Meanwhile, industry leaders across the automotive, chemicals, oil and gas and heating sectors look to low-carbon and renewable hydrogen as a serious alternative to reach their increasingly robust sustainability objectives.

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Management Expertise in Oil, Gas, Refining and Electric Power Project Development and Project Finance Development

MMEX management has over 30 years of experience in natural resource project development and project financing in North and South America and the U.K. In addition, MMEX directors and principal stockholders with oil, gas, refining and electric power experience will bring this expertise into the Company.

MMEX principals formed Maple Resources Corporation (“Maple Resources”) in 1986 to engage in the evaluation, acquisition and development of oil & gas, refining, power generation, natural gas transmission and processing energy projects in the western United States and Latin America. Maple Resources and its principals have engaged in a number of oil and gas acquisitions and dispositions and ultimately acquired assets that included 10 gas processing plants and approximately 770 miles of natural gas gathering lines and transmission infrastructure. In 1992, Maple Resources sold substantially all of its existing US-based assets and began to pursue energy projects in Latin America, particularly in Peru through its affiliate The Maple Gas Corporation del Peru Ltd (“Maple Peru”). In 1993, Maple Peru began developing the Aguaytía Project, an integrated natural gas and electric power generation and transmission project. This US$273 million project involved the first commercial development of a natural gas field in Peru, as well as the construction and operation of approximately 175 miles of hydrocarbon pipelines, a gas processing plant, a fractionation facility, a 153 MW power plant and the related 392 km of electricity transmission lines. The Aguaytía Project began commercial operation in 1998. Maple Peru also acquired a 4,000-bpd refinery in Pucallpa along with 3 producing oil fields.

Jack Hanks, our President and CEO, is no longer engaged in the active business operations of Maple Peru and is able to devote substantially all of his business time to his duties on behalf of the Company. Further, we do not anticipate that Maple Resources will present any conflicts of interest for the MMEX principals in carrying out their responsibilities on behalf of the Company.

Proposed Organizational Structure

The Company expects to operate its planned projects through subsidiaries. The construction of the planned projects will require substantial equity and debt financing, far beyond the expected resources of the Company, and we anticipate that the subsidiaries will obtain equity and debt financing to finance the cost of construction. To the extent these subsidiaries raise money through the issuance of equity securities, our ownership in the subsidiaries will be diluted and our economic ownership of such entities may be a minority interest. As such, we will be entitled to only a portion of any future distributions made by these subsidiaries. In addition, while intend to retain managerial control of the subsidiaries, it is likely that equity investors will require representation on the board of managers in connection with their equity investments.

We anticipate these subsidiaries will be able to finance a majority of the total costs of the planned projects through debt financing, and the remaining portion of the total costs would be financed through equity investments. We intend to pursue the required debt financing from banks or other large institutional investors. Traditionally, such debt financing is in the form of project financing, which among other terms will require the project subsidiary to restrict its activities to the operation of the project financed by the lender, to pledge all assets of the project to the lender and to be subject to restrictive financial covenants. Such lenders further typically require engineering, marketing and feasibility studies as a condition precedent to the financing. The Company will have to fund the cost of these reports and studies.

Properties

We own a 126-acre and a 323.84-acre parcel of land in Pecos County, Texas that are the sites for our planned clean fuels and hydrogen projects. We believe this site offers the following logistical advantages for the development of these projects:

•

Rail. The site provides access to all Class 1 carriers from direct location on the TXPF rail line, ability to go east or Rail west, and therefore potentially sell production to California and Western markets, the US Gulf Coast or Mexico.

•

Highway System. The site connects by a 15-mile hard top road to the transcontinental Interstate 10. This will provide the planned projects with the flexibility to receive crude and send refined products by trucks for products.

•	Mexico. The site is 170 miles from Presidio Bridge, which has been recently rebuilt and allows for improved flow of goods by rail to western Mexico and to the ports of Mazatlán Mexico and Topolobampo.
•	Pipeline. The site in the middle of crude oil and gas pipelines and adjacent gathering systems that could be connected to the planned projects.

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Regulation

Although we do not believe our planned blue hydrogen and green hydrogen projects will have any significant environmental or ecological impact, we will be subject to numerous environmental laws and regulations relating to the release of hazardous substances or solid wastes into the soil, groundwater, and surface water, and measures to control pollution of the environment. These laws generally regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste. They also require corrective action, including investigation and remediation, at a facility where such waste may have been released or disposed. There are risks of accidental releases into the environment associated with our operations, such as releases of crude oil or hazardous substances from our pipelines or storage facilities. To the extent an event is not covered by our insurance policies, accidental releases could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for any related violations of environmental laws or regulations.

We expect to file with the Texas Commission on Environmental Quality (“TCEQ”) for construction and operation permits. We expect to employ carbon capture with the clean fuels and blue hydrogen facilities. We are studying the options for sequestration for the CO2 in the various saline formations under our sites, which will require permits from the EPA or the Texas Railroad Commission (which, we understand, is in the process of seeking primacy for sequestration permitting).

Our planned operations may also be subject to the Department of Homeland Security’s Chemical Facility Anti-Terrorism Standards, which are designed to regulate the security of high-risk chemical facilities, and to the Transportation Security Administration’s Pipeline Security Guidelines and Transportation Worker Identification Credential program. If applicable, we will have to have an internal program of inspection designed to monitor and enforce compliance with all of these requirements, and we will need to develop a Facility Security Plan as required under the relevant law. We will also have to have in place procedures to monitor compliance with all applicable laws and regulations regarding the security of all our facilities.

Our planned operations will also be subject to the requirements of the Occupational Safety and Health Act (“OSHA”) and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens. We may also become subject to OSHA Process Safety Management regulations, which are designed to prevent or minimize the consequences of catastrophic releases of toxic, reactive, flammable or explosive chemicals. We will take measures to ensure that our operations are in substantial compliance with OSHA requirements, including general industry standards, record keeping requirements, and monitoring of occupational exposure to regulated substances.

Employees

We have no employees and our executive officer and our two directors currently do not receive compensation. We contract for all professional services when needed.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The Board of Directors currently consists of two persons. Directors serve until the next annual meeting and until their successors are elected and qualified. The following table sets forth information about our directors and executive officers:

Name	Age	Office	Year First Elected Director
Jack W. Hanks	75	Director, Chief Executive Officer, President and Chief Financial Officer	2010

Bruce N. Lemons	66	Director	2010

Mr. Hanks has served as Director, Chief Executive Officer and President of the Company since the merger of Maple Carpenter Creek, LLC with the Company in September 2010. Mr. Hanks founded Maple Resources Corporation in 1986 and has been President or Chairman of the Board of Maple Resources since its inception. Mr. Hanks has also been the Executive Chairman of Maple Energy plc, a publicly-listed company on the London Stock Exchange AIM and the Lima Bolsa. Prior to founding Maple Resources, Mr. Hanks was a partner in the Washington D.C. office of the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Hanks graduated from the University of Texas at Austin with a law degree in 1971 and a petroleum land management degree in 1968. We believe that Mr. Hanks’ business, finance and management experience qualifies him to serve as a member of our board of directors.

Mr. Lemons has been a practicing lawyer in the mineral area for over 25 years. He has been a private investor in oil and gas and coal projects in the last several years, including in Maple Carpenter Creek, LLC and Maple Energy, plc and predecessor entities. Since 2002, Mr. Lemons has served as a director of Ansen, an electronics manufacturing company based in upstate New York. Mr. Lemons was a partner in the law firms of Holme Roberts & Owen and in Holland & Hart. Mr. Lemons graduated law school from Brigham Young University in 1980, where he was a member of law review, and holds undergraduate degrees in Economics and Political Science from Utah State University. We believe that Mr. Lemons’ business, finance and management experience qualifies him to serve as a member of our board of directors.

We are not aware of any “family relationships” (as defined in Item 401(d) of Regulation S-K promulgated by the SEC) among directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

The Board of Directors has determined that neither director is “independent” as such term is defined by the listing standards of Nasdaq and the rules of the SEC. Mr. Lemons is not “independent” due to his significant beneficial ownership of our common stock. Mr. Hanks is not “independent” due to his significant beneficial ownership of our common stock and his role as an executive officer of the Company.

Audit, Nominating and Compensation Committees

Because we are not listed on securities exchange, we are not required to establish audit, nominating or compensation committees of the Board of Directors and we have not done so. In the event we elect to seek listing on a securities exchange, we will meet the corporate governance requirements imposed by a national securities exchange, including the appointment of an audit committee, nominating committee and compensation committee, the adoption of charters for each such committee and the appointment of independent directors to such committees as required by the requirements of such securities exchange.

Compensation of Directors

We do not currently pay any compensation to our directors, but we pay their expenses to attend our board meetings. During the fiscal year ended April 30, 2021, no director expenses were incurred.

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Executive Compensation

The following table sets forth the compensation paid or earned by our executive officers during the fiscal years ended April 30, 2021 and 2020:

Summary Compensation Table

Name and Principal Position	Year	Salary (2)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jack W. Hanks	2020	$-	$-	$-	$-	$-	$-	$-
Chief Executive Officer, President and Chief Financial Officer	2019	$-	$-	$-	$-	$-	$-	$-

There are no employment agreements in place and no severance benefits are currently in place. During the years ended April 30, 2021 and 2020, we incurred consulting fees and expense reimbursement related to business development, financing and other corporate activities to Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, totaling $218,970 and $275,713, respectively. Amounts included in accounts payable due to Maple Resources totaled $118,540 and $101,012 as of April 30, 2021 and 2020, respectively.

Outstanding Equity Awards at Fiscal Year-End

We have not granted any stock awards other than stock options. At April 30, 2021, we had no outstanding stock options or other equity awards issued to our executive officers.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm’s length negotiations.

Options to Purchase Shares

Maple Resources granted BNL Family Trust (“BNL”), a related party to Mr. Lemons, an option to purchase 1,000,000 shares of common stock from Maple Resources at a price of $0.20 per share. The option expires in March 2022. Beneficial ownership of Messrs. Hanks and Lemons give effect to the exercise of such option.

As a condition for entering into an October 9, 2018 convertible debenture, the lender required Maple Resources and BNL, affiliates of Jack W. Hanks and Bruce Lemons, respectively, our directors (the “Affiliates”), to pledge their shares of Class B Common Stock (constituting 100% of the outstanding shares of Class B Common Stock) to the lender to secure the repayment of the debenture by the Company. The pledge agreement was later amended to substitute 1,000 shares of Series A preferred stock (constituting 100% of the outstanding shares of Series A Preferred stock) for the Class B Common Stock. As consideration to the Affiliates for entering into the pledge agreement, the Company granted a ten-year option, effective as of December 11, 2018, to the Affiliates to purchase 2,000,000 shares of the Company’s common stock at $0.08 per share. Effective November 30, 2020, the option agreement was amended to cancel the 2,000,000 options.

Accounts Payable and Accrued Expenses – Related Parties

Accounts payable and accrued expenses to related parties, consisting primarily of consulting fees and expense reimbursements payable, totaled $59,023, $272,834 and $170,881 as of October 31, 2021, April 30, 2021 and April 30, 2020, respectively.

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Effective July 1, 2019, we entered into a consulting agreement with Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, that provides for payment of consulting fees and expense reimbursement related to business development, financing and other corporate activities. Effective January 1, 2020, the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $17,897 and effective March 1, 2021 the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $20,000. During the years ended April 30, 2021 and 2020, we incurred consulting fees and expense reimbursement to Maple Resources totaling $218,970 and $275,713, respectively. During the six months ended October 31, 2021 and 2020, we incurred consulting fees and expense reimbursement to Maple Resources totaling $120,800 and $107,382, respectively. During the six months ended October 31, 2021 we made payments to Maple Resources of $125,899.

In addition, the consulting agreement provides for the issuance to Maple Resources of shares of our common stock each month with a value of $5,000, with the number of shares issued based on the average closing price of the stock during the prior month. In November 2019, 7,628 shares of our common stock (76,282,091 shares pre-split) were issued to Maple Resources in payment of $20,000 of consulting fees for July through October 2019. No shares were issued to Maple Resources in payment of consulting fees for November 2019 through April 2020 or during the year ended April 30, 2021 under the consulting agreement. In September 2021 we made a payment of $110,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement, therefore $10,000 was still owed as of October 31, 2021.

Amounts included in accounts payable and accrued expenses – related parties due to Maple Resources totaled $30,000, $118,540 and $101,012 as of October 31, 2021, April 30, 2021 and April 30, 2020, respectively, which was inclusive of accrued interest due under the convertible notes described below.

Effective October 1, 2018, we entered into a consulting agreement with Leslie Doheny-Hanks, the wife of our President and CEO, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. The related party consultant provides certain administrative and accounting services and is reimbursed for expenses paid on behalf of the Company. During the year ended April 30, 2020, we issued a total of 3,876 common shares (38,761,580 shares pre-split) valued at $15,009 to the related party, with the shares valued at the market price on the date of issuance, in payment of accrued consulting fees totaling $17,500. A gain on extinguishment of debt of $2,491 related to this compensation arrangement was recorded as a contribution to capital. During the six months ended October 31, 2021 we recorded $15,000 for the amount payable in stock under the consulting agreement and recorded expense reimbursements owed to Mrs. Hanks of $16,561. In September 2021 we made a payment of $55,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement and made repayments of $28,602 for reimbursable expenses. As of October 31, 2021, consulting fees of $5,000 were payable in stock and the related party was due $6,017 for compensation and reimbursable expenses. As of April 30, 2021, consulting fees of $45,000 were payable in stock, and the related party was due $18,058 for compensation and reimbursable expenses. As of April 30, 2020, consulting fees of $15,000 were payable in stock, and the related party had also advanced the Company $18,179, for a total of $33,179 included in accounts payable and accrued expenses – related parties.

Effective February 1, 2021 the Company entered into consulting agreements with three children of our President and CEO. The consulting agreements can be terminated 15 days after written notice of termination by either party subject to the agreement or December 31, 2021, whichever occurs first. During the six months ended October 31, 2021 we incurred $61,515 for fees and expense reimbursements to the children and paid $140,015. During the year ended April 30, 2021 we paid $25,500 in consulting fees due under the agreements. Amounts included in accounts payable and accrued expenses – related parties due to the children totaled $12,000 as of October 31, 2021 and as of April 30, 2021, no amounts were due or owing under the three consulting agreements, however, the Company had an accounts payable balance of $90,500 due to one of the children as a result of consulting fees and expense reimbursements payable that were incurred prior to the execution of the February 1, 2021 consulting agreement.

Effective September 1, 2021, we entered into a consulting agreement with BNL Family Trust, owned by Bruce Lemons, Director, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. During the six months ended October 31, 2021 we recorded $5,000 for the amount payable in stock under the consulting agreement and made no payments, therefore the $5,000 was included in accounts payable and accrued expenses – related parties as of October 31, 2021.

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Series A Preferred Stock

Effective August 1, 2019, the Company issued 1,000 shares of Series A preferred stock to Maple Resources for services rendered. The shares were valued by an independent valuation firm at $23,900.

Convertible Notes Payable – Related Parties

Convertible notes payable – related parties consisted of the following:

	October 31, 2021	April 30, 2021	April 30, 2020
Convertible note payable with Maple Resources Corporation, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [1]	$-	$7,033	$11,000
Convertible note payable with BNL Family Trust, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [2]	-	10,691	11,000
Convertible note payable with Maple Resources Corporation, matured February 12, 2021, with interest at 5%, convertible into common shares of the Company [3]	-	5,000	5,000
Convertible note payable with Maple Resources Corporation, matured March 2, 2021, with interest at 5%, convertible into common shares of the Company [4]	-	800	-
Convertible note payable with Maple Resources Corporation, matured May 12, 2021, with interest at 5%, convertible into common shares of the Company [5]	-	41,466	-
Convertible note payable with Maple Resources Corporation, matured July 31, 2021, with interest at 5%, convertible into common shares of the Company [6]	-	10,000	-
Total	-	74,990	27,000
Less discount	-	(235)	(1,377)

Net	$-	$74,755	$25,623

[1]

This convertible note was entered into on December 27, 2019 in exchange for cash of $5,500 and financing fees of $5,500 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 360,682 common shares were issued to extinguish $3,967 of the principal balance. During the six months ended October 31, 2021 the Company issued 639,318 shares of common stock to extinguish the full principal balance of $7,033 and paid $853 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $135 during the six months ended October 31, 2021 and recorded interest expense of $171 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020 accrued interest on the convertible note was $0, $718, and $547 respectively.

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[2]

This convertible note was entered into on December 27, 2019 in exchange for cash of $11,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 28,094 common shares were issued to extinguish $309 of the principal balance. During the six months ended October 31, 2021 the Company issued 971,906 shares of common stock to extinguish the full principal balance of $10,691. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $269 during the six months ended October 31, 2021 and recorded interest expense of $190 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020 accrued interest on the convertible note was $1,006, $737, and $547, respectively.

[3]

This convertible note was entered into on February 12, 2020 in exchange for cash of $5,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 454,545 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 454,545 shares of common stock to extinguish the full principal balance of $5,000 and paid $399 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $96 during the six months ended October 31, 2021 and recorded interest expense of $20 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020 accrued interest on the convertible note was $0, $303, and $283, respectively.

[4]

This convertible note was entered into on March 2, 2020 in exchange for cash of $800 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 72,727 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 72,727 shares of common stock to extinguish the full principal balance of $800 and paid $55 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $15 during the six months ended October 31, 2021 and recorded interest expense of $40 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020, accrued interest on the convertible note was $0, $40, and $0, respectively.

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[5]

This convertible note was entered into on May 12, 2020 in exchange for accrued consulting fees worth $41,466 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 3,769,636 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 3,769,636 shares of common stock to extinguish the full principal balance of $41,466 and paid $2,800 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $795 during the six months ended October 31, 2021 and recorded interest expense of $2,005 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020 accrued interest on the convertible note was $0, $2,005, and $0, respectively.

[6]

This convertible note was entered into on July 31, 2020 in exchange for cash of $10,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 909,091 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 909,091 shares of common stock to extinguish the full principal balance of $10,000 and paid $566 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $192 during the six months ended October 31, 2021 and recorded interest expense of $374 during the year ended April 30, 2021. As of October 31, 2021, April 30, 2021, and April 30, 2020 accrued interest on the convertible note was $0, $374, and $0, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2021, the name and number of shares of the Company’s common stock beneficially owned by (i) each of the directors and named executive officers of the Company, (ii) beneficial owners of 5% or more of our common stock; and (iii) all the officers and directors as a group. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

SEC rules provide that, for purposes hereof, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his/her/its economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

The percentages in the table below are based on 18,845,362 shares of common stock outstanding on December 31, 2021. Shares of common stock subject to options and warrants that are exercisable within 60 days of December 31, 2021 are deemed beneficially owned by the person holding such options for the purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Name and Address of Beneficial Owners (1)	Shares	Percentage Ownership of Class	Voting Power (2)
Directors and Officers:
Jack W. Hanks (2)(3)	1,695,050	9.0%	54.6%
Bruce N. Lemons (4)	1,036,626	5.5%	2.7%
All directors and officers as a group (two persons)	2,731,676	14.5%	57.3%

5% Beneficial Owners:

Nabil Katabi (5)	5,848,542	31.0	15.5
Robyn Watson (6)	2,929,523	15.5	7.7
Alexis Hanks (7)	1,298,585	6.9	3.4

_______________

(1) Unless otherwise noted, the business address for each of the individuals set forth in the table is c/o MMEX Resources Corporation, 3616 Far West Blvd, #117-321, Austin, Texas 78731.

(2) The holders of Series A Preferred Stock have 51% of the voting power of the outstanding shares of capital stock of the Company.

(3) Common shares for Mr. Hanks include: (i) 43 shares held by The Maple Gas Corporation, (ii) 136 shares held by Maple Structure Holdings, LLC, (iii) 552,802 shares held by Maple Resources Corporation and 1,142,069 shares owned by Leslie Doheny Hanks, the wife of Mr. Hanks. Mr. Hanks disclaims beneficial ownership to the shares owned by Leslie Doheny Hanks.

(4) Common shares for Mr. Lemons include: (i) 64,648 shares held by BNL Family Trust and (ii) 36 shares held by AAM Investments, LLC. Mr. Lemons and his family are the beneficiaries of BNL Family Trust. AAM Investments, LLC is indirectly owned by BNL Family Trust, a trust established for the benefit of Mr. Lemons and his family.

(5) Mr. Katabi’s address is c/o MMEX Resources Corporation, 3616 Far West Blvd #117-321, Austin, Texas 78731.

(6) Ms. Watson’s address is 770 Northstar Drive, Hailey, Idaho 83333.

(7) Ms. Hanks is the daughter of Jack W. Hanks. Her address is P.O. Box 5161, Ketchum, Idaho 83340

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of our Series B Preferred Stock or exercise of previously granted warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Prospectus Summary—2021 Private Placement Financing” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

We completed a registered direct offering with the selling stockholders in July 15, 2021, pursuant to which we issued 170,000 shares of our common stock, 2,575,000 warrants, and 3,580,000 pre-funded warrants. We received proceeds of $2,650,850 after deducting placement agent fees and related offering expenses. Except as described above, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the common stock and the warrants, as of December 31, 2021, assuming exercise of all warrants held by the selling stockholders on that date, but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on exercise of the warrants set forth therein.

The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of December 31, 2021, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the “Private Placement of Common Shares and Warrants” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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Under the terms of the Series B Preferred Stock and the Series D Warrants, a selling stockholder may not convert such shares or exercise such warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination the shares of common stock issuable upon conversion of preferred shares or exercise of warrants which have not been converted or exercised, as applicable. The number of shares in the second and fifth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering			Maximum Number of Shares Being Offered Pursuant to		Shares Beneficially Owned After Offering
	Number		Percent	this Prospectus		Number		Percent
Sabby Warrant Volatility Master Fund, Ltd. (1)	940,383	(2)	4.99%	31,975,000	(3)	940,383	(2)	4.99%
Michael Vasinkevich (4)	1,082,110		5.74	865,688		216,422		*
Noam Rubenstein (4)	531,563		*	425,250		106,313		*
Craig Schwabe (4)	56,953		*	45,562		11,391		*
Charles Worthman (4)	16,875		*	13,500		3,375		*

_____________

* Less than 1%.

(1) Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(2) This column lists the number of shares of common stock beneficially owned by the selling stockholder after giving effect to the ownership limitations described above. Without giving effect to such limitations, the selling stockholder beneficially owned, in addition to shares described in footnote 3, a total of 691,528 shares of common stock, 1,425,000 shares issuable upon exercise of pre-funded warrants, 2,575,000 shares issuable upon exercise of Series A warrants, 14,399,500 shares issuable upon exercise of Series B warrants and 2,575,500 shares issuable upon exercise of Series C warrants.

(3) Consists of 15,000,000 shares issuable upon conversion of shares of Series B Preferred Stock, 14,399,500 shares issuable upon exercise of Series B Warrants and 2,575,500 shares issuable upon exercise of Series C Warrants.

(4) Each of the selling stockholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The selling stockholder purchased the warrants in the ordinary course of business and, at the time of purchase of the securities that are registered for resale, the selling stockholders had no agreements or understanding, directly or indirectly with any person to distribute securities.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on OTC Pink or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the selling stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are be governed by Nevada law, and our Amended and Restated Articles of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our common stock and preferred stock. We urge you to read the applicable provisions of Nevada Corporation Law, our Amended and Restated Articles of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 201,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of December 31, 2021, there were 18,845,362 shares of our common stock, 1,000 shares of our Series A preferred stock and 1,500 shares of our Series B preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

Preferred Stock

The Series A preferred stock has no redemption, conversion or dividend rights; however, the holders of the Series A preferred stock, voting separately as a class, has the right to vote on all shareholder matters equal to 51% of the total vote.

The shares of Series B Preferred Stock have a stated value of $1,000 per share and are convertible into an aggregate of 15,000,000 shares of common stock at an initial conversion price of $0.10 per share and are subject to full ratchet anti-dilution protection and other customary adjustments for stock splits and similar transactions. The shares of Series B Preferred Stock are non-voting and participate in any dividends or distributions made on our common stock on an as if converted basis. Upon any liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Stock will be entitled to receive the same amount that a holder of our common stock would receive if the shares of Series B Preferred Stock had been fully converted into common stock, which amounts will be paid pari passu with all holders of common stock.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”.

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A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have no provision in our amended and restated articles of incorporation pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors

Articles of Incorporation and Bylaws.

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, these provisions include:

•

Blank Check Preferred Stock- the authorization of 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be established and shares of which may be issued by our Board of Directors at its discretion from time to time and without stockholder approval;

•	No Cumulative Voting- Our amended and restated articles of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors;

•	Bylaw Amendment- Our amended and restated articles of incorporation permit our Board of Directors to alter our amended and restated bylaws without stockholder approval;

•	Board Vacancies- Our amended and restated bylaws provide that vacancies on our Board of Directors may be filled by a majority of the directors in office, even if less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation.

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Indemnification of Directors and Officers

The NRS empowers us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is purchased pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances, including the impact of the Medicare contribution tax on net investment income. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local, and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences to a Non-U.S. Holder of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court will not take a contrary position with respect to one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

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This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•

a Non-U.S. Holder that is a bank, financial institution, insurance company, tax-exempt or government organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, former citizen, long-term resident of the United States, person subject to the alternative minimum tax, controlled foreign corporation, tax-qualified retirement plan, passive foreign investment company, or corporation that accumulates earnings to avoid U.S. federal income tax;

•

a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction, or a hedge, straddle, synthetic security, or other risk reduction strategy;

•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	a Non-U.S. Holder that is deemed to sell our common stock under the constructive sale provisions of the Code; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we have no current plans to pay any dividends on our common stock in the foreseeable future. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “—Sales or Other Dispositions of Our Common Stock”.

Distributions on our common stock to a Non-U.S. Holder that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of dividends. A Non-U.S. Holder may be eligible for a lower rate of withholding under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements certifying qualification for the lower treaty rate. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock. A Non-U.S. Holder should consult its tax advisor regarding its entitlement to benefits under any applicable income tax treaty.

Distributions on our common stock to a Non-U.S. Holder that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and generally in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends to a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

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The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussion below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding”.

Sales or Other Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on sales or other dispositions of our common stock unless:

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply; the Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect, and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussion below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding”.

Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

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Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 28%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of sales or other dispositions of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) after December 31, 2018, the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons, or, in each case, such foreign entity otherwise qualifies for an exemption. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. A payee that is a foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Hallett & Perrin, Dallas, Texas.

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EXPERTS

The financial statements included in this prospectus and in the registration statement have been so included in reliance on the reports of M&K CPAs, PLLC, an independent registered public accounting firm, related to the consolidated financial statements as of April 30, 2021 and 2020 and for the years then ended, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website at http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website. We also maintain a website at www.mmexresources.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

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MMEX RESOURCES CORPORATION

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MMEX Resources Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MMEX Resources Corporation (the Company) as of April 30, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the company suffered a net loss for the year ended April 30, 2021 and had a working capital deficit and a stockholders’ deficit as of April 30, 2021, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Derivative Liabilities

As discussed in Note 10, the Company has a derivative liability due to a tainted equity environment.

Auditing a specialist’s calculation of the value of derivatives can be a significant judgment given the fact that the Company uses the specialist’s estimates on various inputs to the calculation.

To evaluate the appropriateness of the derivative fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the derivatives. To evaluate the appropriateness of the estimates used by the derivative specialist, we examined and evaluated the inputs the specialist used in calculating the value of the derivatives.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2013

Houston, TX

July 29, 2021

F-1

MMEX RESOURCES CORPORATION

Consolidated Balance Sheets

	April 30,
	2021	2020
Assets
Current assets:
Cash	$330,449	$66,830
Prepaid expenses and other current assets	37,893	23,145
Total current assets	368,342	89,975
Property and equipment, net	472,169	507,044
Deposit	900	900

Total assets	$841,411	$597,919

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$802,640	$798,945
Accrued expenses	807,349	551,080
Accounts payable and accrued expenses – related parties	272,834	170,881
Notes payable	775,000	-
Note payable, currently in default	75,001	75,001
Convertible notes payable, currently in default, net of discount of $0 and $0 at April 30, 2021 and 2020, respectively	235,775	338,778
Convertible notes payable, net of discount of $133,944 and $140,941 at April 30, 2021 and 2020, respectively	398,056	1,587,239
Convertible notes payable – related parties, net of discount of $235 and $1,377 at April 30, 2021 and 2020, respectively	74,755	25,623
PPP loan payable	150,000	167,900
SBA express bridge loan	10,000	-
Derivative liabilities	3,010,042	2,607,433
Total current liabilities	6,611,452	6,322,880

Long-term liabilities	-	-
Total liabilities	6,611,452	6,322,880

Commitments and contingencies

Stockholders’ deficit:
Common stock; $0.001 par value; 10,000,000 shares authorized, 3,251,641 and 1,335,283 shares issued and outstanding at April 30, 2021 and 2020, respectively	3,252	1,335
Series A preferred stock; $0.001 par value; 1,000,000 shares authorized, 1,000 Series A shares issued and outstanding	1	1
Additional paid-in capital	62,201,528	37,721,639
Non-controlling interest	9,871	9,871
Accumulated (deficit)	(67,984,693)	(43,457,807)
Total stockholders’ deficit	(5,770,041)	(5,724,961)
Total liabilities and stockholders’ deficit	$841,411	$597,919

See accompanying notes to consolidated financial statements.

F-2

MMEX RESOURCES CORPORATION

Consolidated Statements of Operations

	Years Ended April 30,
	2021	2020

Revenues	$-	$-

Operating expenses:
General and administrative expenses	867,471	904,306
Refinery start-up costs	179,133	214,439
Depreciation and amortization	34,875	34,663

Total operating expenses	1,081,479	1,153,408

Loss from operations	(1,081,479)	(1,153,408)

Other income (expense):
Interest expense	(1,143,495)	(1,846,603)
Loss on derivative liabilities	(22,906,922)	(1,402,233)
Gain on extinguishment of liabilities	605,010	8,555
Loss on conversion of debt	-	-

Total other income (expense)	(23,445,407)	(3,240,281)

Loss before income taxes	(24,526,886)	(4,393,689)
Provision for income taxes	-	-

Net loss	$(24,526,886)	$(4,393,689)

Net loss per common share – basic and diluted	$(14.23)	$(6.57)

Weighted average number of common shares outstanding – basic and diluted	1,723,476	669,210

See accompanying notes to consolidated financial statements.

F-3

MMEX RESOURCES CORPORATION

Consolidated Statements of Stockholders’ Deficit

Years Ended April 30, 2021 and 2020

	Class A Common Stock		Series A Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2019	6,818	$6	-	$-	$35,690,566	$9,871	$(39,064,118)	$(3,363,675)

Common shares issued for: Services	3	-	-	-	84	-	-	84
Accrued expenses	16,991	17	-	-	28,370	-	-	28,387
Conversion of convertible notes payable	667,835	668	-	-	811,008	-	-	811,676
Conversion of convertible notes payable - related parties	643,636	644	-	-	354,816	-	-	355,460
Preferred shares issued for services to related party	-	-	1,000	1	23,899	-	-	23,900
Settlement of derivative liabilities	-	-	-	-	812,896	-	-	812,896
Net loss	-	-	-	-	-	-	(4,393,689)	(4,393,689)

Balance, April 30, 2020	1,335,283	$1,335	1,000	$1	$37,721,639	$9,871	$(43,457,807)	$(5,724,961)

See accompanying notes to consolidated financial statements.

F-4

MMEX RESOURCES CORPORATION

Consolidated Statements of Stockholders’ Deficit

Years Ended April 30, 2021 and 2020 (continued)

	Class A Common Stock		Series A Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2020	1,335,283	$1,335	1,000	$1	$37,721,639	$9,871	$(43,457,807)	$(5,724,961)

Common shares issued for: Services	2,000	2	-	-	33,998	-	-	34,000
Conversion of convertible notes payable	1,525,583	1,526	-	-	1,930,839	-	-	1,932,365
Conversion of convertible notes payable - related parties	388,775	389	-	-	3,888	-	-	4,277
Settlement of derivative liabilities	-	-	-	-	22,511,164	-	-	22,511,164
Net loss	-	-	-	-	-	-	(24,526,886)	(24,526,886)

Balance, April 30, 2021	3,251,641	$3,252	1,000	$1	$62,201,528	$9,871	$(67,984,693)	$(5,770,041)

See accompanying notes to consolidated financial statements.

F-5

MMEX RESOURCES CORPORATION

Consolidated Statements of Cash Flows

	Years Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(24,526,886)	$(4,393,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	34,875	34,663
Stock-based compensation	34,000	84
Preferred shares issued to related party for services	-	23,900
Loan fees and penalties added to convertible note principal	208,055	335,700
Loss on derivative liabilities	22,906,922	1,402,233
Gain on extinguishment of liabilities	(605,010)	(8,555)
Amortization of debt discount	218,354	1,223,919
(Increase) decrease in prepaid expenses and other current assets	(14,748)	15,804
Increase (decrease) in liabilities:
Accounts payable	3,695	58,753
Accrued expenses	756,839	375,732
Accounts payable and accrued expenses – related parties	178,221	196,938
Net cash used in operating activities	(805,683)	(734,518)

Cash flows from investing activities:
Purchase of property and equipment	-	(10,540)
Net cash used in investing activities	-	(10,540)

Cash flows from financing activities:
Proceeds from notes payable	775,000	-
Proceeds from convertible notes payable	163,500	365,300
Proceeds from convertible notes payable – related parties	10,000	323,500
Proceeds from PPP loan payable	150,000	167,900
Proceeds from SBA express bridge loan payable	10,000	-
Repayments of convertible notes payable	(39,198)	(100,000)
Net cash provided by financing activities	1,069,302	756,700

Net increase (decrease) in cash	263,619	11,642
Cash at the beginning of the period	66,830	55,188
Cash at the end of the period	$330,449	$66,830

Supplemental disclosure:
Interest paid	$14,784	$10,402
Income taxes paid	-	-
Non-cash investing and financing activities:
Common stock issued in conversion of debt	1,932,365	811,676
Common stock issued in conversion of related party debt	4,277	355,460
Common stock issued for accrued expenses	-	46,945
Settlement of derivative liabilities	22,511,164	812,896
Derivative liabilities for debt discount	200,859	192,500
Convertible notes payable for accrued expenses	34,000	10,000
Convertible notes payable – related parties for accrued expenses	42,268	74,000

See accompanying notes to consolidated financial statements.

F-6

MMEX RESOURCES CORPORATION

Notes to Consolidated Financial Statements

Years Ended April 30, 2021 and 2020

NOTE 1 – BACKGROUND, ORGANIZATION AND BASIS OF PRESENTATION

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed on September 23, 2010 and changed the Company’s name to MMEX Mining Corporation on February 11, 2011 and to MMEX Resources Corporation on April 6, 2016.

The Company is a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, recently announcing it intends to develop solar energy to power multiple planned projects producing hydrogen and ultra-low sulfur fuels combined with carbon dioxide (CO2) capture in Texas.

The accompanying consolidated financial statements include the accounts of the following entities, all of which the Company maintains control through a majority ownership or through common ownership:

Name of Entity	%	Form of Entity	State of Incorporation	Relationship

MMEX Resources Corporation (“MMEX”)	-	Corporation	Nevada	Parent
Pecos Refining & Transport, LLC (“PRT”)	100%	LLC	Texas	Subsidiary
Armadillo Holdings Group Corp.	100%	Corporation	British Virgin Isles	Subsidiary
Armadillo Mining Corp. (“AMC”)	98.6%	Corporation	British Virgin Isles	Subsidiary
MMEX Solar Resources, LLC	100%	LLC	Texas	Subsidiary
Texas Gulf Refining & Trading, LLC	100%	LLC	Texas	Subsidiary
Louisiana Gulf Refining & Trading, LLC	100%	LLC	Louisiana	Subsidiary
Rolling Stock Marine, LLC	100%	LLC	Texas	Subsidiary

PRT was formed in June 2017 with the Company as its sole member. PRT owns the land on which the Company’s planned hydrogen projects are to be developed. The Company’s other subsidiaries are currently inactive.

As of April 13, 2016, the Company assigned AMC to an irrevocable trust (the “Trust”), whose beneficiaries are the existing shareholders of MMEX. The accounts of AMC are included in the consolidated financial statements due to the common ownership. AMC through the Trust controls the Hunza coal interest previously owned by MMEX.

All significant inter-company transactions have been eliminated in the preparation of the consolidated financial statements.

The Company has adopted a fiscal year end of April 30.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its aforementioned subsidiaries and entities under common ownership. All significant intercompany accounts and transactions have been eliminated in consolidation. The ownership interests in subsidiaries that are held by owners other than the Company are recorded as non-controlling interest and reported in our consolidated balance sheets within stockholders’ deficit. Losses attributed to the non-controlling interest and to the Company are reported separately in our consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated or amortized using the straight-line method over the estimated useful life or legal life of the related asset as follows:

Office furniture and equipment	10 years
Computer equipment and software	5 years
Land improvement	15 years
Land easements	10 years

The land easements owned by the Company have a legal life of 10 years.

Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Derivative liabilities

In a series of subscription agreements, the Company issued warrants in prior years that contain certain anti-dilution provisions that have been identified as derivatives. In addition, the Company identified the conversion feature of certain convertible notes payable and convertible preferred stock as derivatives. As of April 30, 2021, the number of warrants or common shares to be issued under these agreements is indeterminate; therefore, the Company concluded that the equity environment is tainted and all additional warrants, stock options and convertible debt are included in the value of the derivative. We estimate the fair value of the derivatives using multinomial lattice models that value the derivative liabilities based on a probability weighted cash flow model using projections of the various potential outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and management’s estimates of various potential equity financing transactions. These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

F-8

Fair value of financial instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, accounts payable, accrued expenses and notes reported on the accompanying consolidated balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy prioritized the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

April 30, 2021	Total	Level 1	Level 2	Level 3

Derivative liabilities	$3,010,042	$-	$-	$3,010,042

April 30, 2020	Total	Level 1	Level 2	Level 3

Derivative liabilities	$2,607,433	$-	$-	$2,607,433

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), as amended. ASC 606 provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-9

Refinery start-up costs

Costs incurred prior to opening the Company’s then proposed crude oil refinery in Pecos County, Texas, including acquisition of refinery rights, planning, design and permitting, are recorded as start-up costs and expensed as incurred.

Advertising and promotion

All costs associated with advertising and promoting products are expensed as incurred. For the year ended April 30, 2021 and 2020, $10,000 and $0 were recorded, respectively.

Income taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain tax positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its consolidated financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Basic and diluted income (loss) per share

Basic net income or loss per common share is calculated by dividing net income or loss (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted income or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, convertible debt and convertible preferred stock, were exercised or converted into common stock. For the years ended April 30, 2021 and 2020, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share; therefore, basic net loss per common share is the same as diluted net loss per share.

Employee Stock-based compensation

Pursuant to FASB ASC 718, all share-based payments to employees, including grants of employee stock options, are recognized in the statement of operations based on their fair values. For the years ended April 30, 2021 and 2020, the Company recorded share-based compensation to employees of $0 and $0, respectively.

F-10

Issuance of shares for non-cash consideration

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of the standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined as the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Reclassifications

Certain amounts in the consolidated financial statements for the prior year have been reclassified to conform with the current year presentation.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. Under current GAAP, there are five accounting models for convertible debt instruments. ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting the ASU’s guidance, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium. Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, the FASB decided to add disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital. ASU 2020-06 will be effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of this accounting pronouncement to its financial statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its consolidated financial position or results of operations.

F-11

NOTE 3 – GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $67,984,693 and a total stockholders’ deficit of $5,770,041 at April 30, 2021, and have reported negative cash flows from operations since inception. In addition, as of April 30, 2021 we did not have the cash resources to meet our operating commitments for the next twelve months. We require capital investments to implement our business plan, including the development of our planned hydrogen projects. On July 15, 2021, we entered into a Securities Purchase Agreement (“SPA”) which closed on July 20, 2021, pursuant to which we issued and sold to an institutional investor in a registered direct offering 170,000 shares of our common stock, 2,575,000 warrants, and 3,580,000 pre-funded warrants. We received proceeds of $2,650,850 after deducting placement agent fees and related offering expenses, see Note 14. We have subsequently utilized approximately $560,000 of the proceeds to reduce indebtedness and intent to utilize the remaining amount for working capital purposes. Nevertheless, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

In addition to the SPA, we expect to continue to seek additional funding through private or public equity and debt financing.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Accounts Payable and Accrued Expenses – Related Parties

Accounts payable and accrued expenses to related parties, consisting primarily of consulting fees and expense reimbursements payable, totaled $272,834 and $170,881 as of April 30, 2021 and 2020, respectively.

Effective July 1, 2019, we entered into a consulting agreement with Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, that provides for payment of consulting fees and expense reimbursement related to business development, financing and other corporate activities. Effective January 1, 2020, the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $17,897 and effective March 1, 2021 the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $20,000. During the years ended April 30, 2021 and 2020, we incurred consulting fees and expense reimbursement to Maple Resources totaling $218,970 and $275,713, respectively.

In addition, the consulting agreement provides for the issuance to Maple Resources of shares of our common stock each month with a value of $5,000, with the number of shares issued based on the average closing price of the stock during the prior month. In November 2019, 7,628 shares of our common stock (76,282,091 shares pre-split) were issued to Maple Resources in payment of $20,000 of consulting fees for July through October 2019. No shares were issued to Maple Resources in payment of consulting fees for November 2019 through April 2020 or during the year ended April 30, 2021 under the consulting agreement.

F-12

Amounts included in accounts payable and accrued expenses – related parties due to Maple Resources totaled $118,540 and $101,012 as of April 30, 2021 and 2020, respectively, which was inclusive of accrued interest due under the convertible notes described below.

Effective October 1, 2018, we entered into a consulting agreement with Leslie Doheny-Hanks, the wife of our President and CEO, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. The related party consultant provides certain administrative and accounting services and is reimbursed for expenses paid on behalf of the Company. During the year ended April 30, 2020, we issued a total of 3,876 common shares (38,761,580 shares pre-split) valued at $15,009 to the related party, with the shares valued at the market price on the date of issuance, in payment of accrued consulting fees totaling $17,500. A gain on extinguishment of debt of $2,491 related to this compensation arrangement was recorded as a contribution to capital. As of April 30, 2020, consulting fees of $15,000 were payable in stock, and the related party had also advanced the Company $18,179, for a total of $33,179 included in accounts payable and accrued expenses – related parties. As of April 30, 2021, consulting fees of $45,000 were payable in stock, and the related party was due $18,058 for compensation and reimbursable expenses.

Effective February 1, 2021 the Company entered into consulting agreements with three children of our President and CEO. The consulting agreements can be terminated 15 days after written notice of termination by either party subject to the agreement or December 31, 2021, whichever occurs first. During the year ended April 30, 2021 we paid $25,500 in consulting fees due under the agreements. As of April 30, 2021, no amounts were due or owing under the three consulting agreements, however, the Company had an accounts payable balance of $90,500 due to one of the children as a result of consulting fees and expense reimbursements payable that were incurred prior to the execution of the February 1, 2021 consulting agreement.

Series A Preferred Stock

Effective August 1, 2019, the Company issued 1,000 shares of Series A preferred stock to Maple Resources for services rendered. The shares were valued by an independent valuation firm at $23,900. See Note 12.

Convertible Notes Payable – Related Parties

Convertible notes payable – related parties consist of the following at April 30:

	2021	2020
Convertible note payable with Maple Resources Corporation, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [1]	$7,033	$11,000
Convertible note payable with BNL Family Trust, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [2]	10,691	11,000
Convertible note payable with Maple Resources Corporation, matured February 12, 2021, with interest at 5%, convertible into common shares of the Company [3]	5,000	5,000
Convertible note payable with Maple Resources Corporation, matured March 2, 2021, with interest at 5%, convertible into common shares of the Company [4]	800	-
Convertible note payable with Maple Resources Corporation, matured May 12, 2021, with interest at 5%, convertible into common shares of the Company [5]	41,466	-
Convertible note payable with Maple Resources Corporation, matured July 31, 2021, with interest at 5%, convertible into common shares of the Company [6]	10,000	-

	74,990	27,000
Less discount	(235)	(1,377)

Total	$74,755	$25,623

F-13

[1]

This convertible note was entered into on 12/27/19 in exchange for cash of $5,500 and financing fees of $5,500 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock (10,000,000,000 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 360,682 common shares (1,579,982,678 pre-split shares) were issued to extinguish $3,967 of the principal balance. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $171 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $718 and $547, respectively.

[2]

This convertible note was entered into on 12/27/19 in exchange for cash of $11,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock (10,000,000,000 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 28,094 common shares (280,936,972 pre-split shares) were issued to extinguish $309 of the principal balance. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $190 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $737 and $547, respectively.

[3]

This convertible note was entered into on 2/12/20 in exchange for cash of $5,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 454,545 shares of the Company’s common stock (4,545,454,545 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $20 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $303 and $283, respectively.

F-14

[4]

This convertible note was entered into on 3/2/20 in exchange for cash of $800 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 72,727 shares of the Company’s common stock (727,272,727 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $40 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $40 and $0, respectively.

[5]

This convertible note was entered into on 5/12/20 in exchange for accrued consulting fees worth $41,466 and was convertible into common shares of  the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 3,769,636 shares of the Company’s common stock (37,696,363,636 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $2,005 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $2,005 and $0, respectively.

[6]

This convertible note was entered into on 7/31/20 in exchange for cash of $10,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 909,091 shares of the Company’s common stock (9,090,909,091 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request and recorded interest expense of $374 during the year ended April 30, 2021. As of April 30, 2021 and 2020 accrued interest on the convertible note was $374 and $0, respectively.

Other Contractual Agreements

Maple Resources granted BNL Family Trust (“BNL”), a related party to Mr. Lemons, an option to purchase 1,000,000 shares of common stock from Maple Resources at a price of $0.20 per share. The option expires in March 2022. Beneficial ownership of Messrs. Hanks and Lemons give effect to the exercise of such option.

F-15

As a condition for entering into an October 9, 2018 convertible debenture, the lender required Maple Resources and BNL, affiliates of Jack W. Hanks and Bruce Lemons, respectively, our directors (the “Affiliates”), to pledge their shares of Class B Common Stock (constituting 100% of the outstanding shares of Class B Common Stock) to the lender to secure the repayment of the debenture by the Company. The pledge agreement was later amended to substitute 1,000 shares of Series A preferred stock (constituting 100% of the outstanding shares of Series A Preferred stock) for the Class B Common Stock. As consideration to the Affiliates for entering into the pledge agreement, the Company granted a ten-year option, effective as of December 11, 2018, to the Affiliates to purchase 2,000,000 shares of the Company’s common stock at $0.08 per share. Effective November 30, 2020, the option agreement was amended to cancel the 2,000,000 options, see Note 11.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at April 30:

	2021	2020

Office furniture and equipment	$13,864	$13,864
Computer equipment and software	10,962	10,962
Land	67,088	67,088
Land improvements	452,005	452,005
Land easements	37,015	37,015
	580,934	580,934
Less accumulated depreciation and amortization	(108,765)	(73,890)

	$472,169	$507,044

Depreciation and amortization expense totaled $34,875 and $34,663 for the years ended April 30, 2021 and 2020, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following at April 30:

	2021	2020

Accrued payroll	$30,090	$30,090
Accrued consulting	60,000	24,000
Accrued interest and penalties	623,085	402,816
Other	94,174	94,174

	$807,349	$551,080

F-16

NOTE 7 – NOTES PAYABLE

Notes Payable

Notes payable consist of the following at April 30:

	2021	2020
Note payable to an unrelated party with an issue date of February 22, 2021 with interest at 10%
$250,000 draw on March 5, 2021	$250,000	$-
$200,000 draw on March 26, 2021 [1]	200,000	-
Note payable to an unrelated party with an issue date of March 8, 2021 with interest at 10% [2]	75,000	-
Note payable to an unrelated party with an issue date of March 11, 2021 with interest at 10% [3]	250,000	-

Total	$775,000	$-

[1]

Effective February 22, 2021 the Company entered into a promissory note with GS Capital Partners, LLC, with a principal amount of $1,000,000, which is subject to drawdown requests by the Company. The maturity date of the note is the earlier of (i) December 31, 2021 or (ii) the consummation by the Company of an equity or equity-based financing providing net proceeds to the Company sufficient to retire the outstanding indebtedness under the note. The note has an interest rate of ten percent per annum from the date of each drawdown.

[2]

Effective March 8, 2021 the Company entered into a promissory note with JSJ Investments, Inc with a principal amount of $75,000. The maturity date of the note is March 8, 2022 and the note has an interest rate of 10% per annum from the date of funding.

[3]

Effective March 11, 2021 the Company entered into a promissory note with Vista Capital Investments, Inc with a principal amount of $250,000. The maturity date of the note is March 11, 2022 and the note has an interest rate of 10% per annum from the date of funding.

Note Payable, Currently in Default

Note payable, currently in default, consists of the following at April 30:

	2021	2020

Note payable to an unrelated party, maturing March 18, 2014, with interest at 10%	$75,001	$75,001

	$75,001	$75,001

F-17

Convertible Notes Payable, Currently in Default

Convertible notes payable, currently in default, consist of the following at April 30:

	2021	2020
Note payable to an unrelated party, matured December 31, 2010, with interest at 10%, convertible into common shares of the Company [1]	$50,000	$50,000
Note payable to an unrelated party, matured January 27, 2012, with interest at 25%, convertible into common shares of the Company [2]	25,000	25,000
Note payable to an accredited investor, matured January 11, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [3]	-	59,400
Note payable to an accredited investor, matured January 17, 2020, with interest at 12%, convertible into common shares of the Company at a defined variable exercise price [4]	-	53,028
Note payable to an accredited investor, matured January 24, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [5]	-	42,365
Note payable to an accredited investor, maturing January 31, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [6]	91,331	91,331
Note payable to an accredited investor, maturing February 27, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [7]	-	2,009
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [8]**	10,000	10,000
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [9]	9,719	10,000
Note payable to an individual, maturing January 22, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [10]**	6,500	6,500
Note payable to an individual, maturing May 14, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [11]	34,000	-
Note payable to an individual, maturing September 9, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [12]	9,225	-
	235,775	323,133
Less discount	-	-
Total	$235,775	$323,133

__________________

** Balance as of April 30, 2020 were previously presented as related party notes but reclassified to conform with current year presentation.

[1]

On March 8, 2010, the Company closed a note purchase agreement with an accredited investor pursuant to which the Company sold a $50,000 convertible note in a private placement transaction. In the transaction, the Company received proceeds of $35,000 and the investor also paid $15,000 of consulting expense on behalf of the Company. The convertible note was due and payable on December 31, 2010 with an interest rate of 10% per annum. The note is convertible at the option of the holder into our common stock at a fixed conversion price of $3.70, subject to adjustment for stock splits and combinations.

[2]

On January 28, 2011 and February 1, 2011, the Company closed a Convertible Note Agreement totaling $514,900 in principal amount of 25% Convertible Note (the "Notes") due on the first anniversary of the date of the Note, to a group of institutional and high net worth investors. The Notes are convertible into the Company's common stock at the holders' option at $1.00 per common share. All but $25,000 of the promissory notes plus interest were paid in full on March 23, 2011.

F-18

[3]

Effective January 11, 2019, the Company issued and delivered to One44 Capital LLC (“One44”) a 10% convertible note in the principal amount of $120,000. The Company received net proceeds of $114,000 after payment of $6,000 of the fees and expenses of the lender and its counsel. One44, at any time at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to and including the day the notice of conversion is received by the Company, with a floor of $0.03 per share. The note matured on January 11, 2020 and was in default as of April 30, 2020. The Company could redeem the note at redemption prices ranging from 130% to 140% during the first 180 days after issuance. The Company could not redeem the note after 180 days from the issuance date. The note had a principal balance of $120,000 as of April 30, 2019. During the year ended April 30, 2020, One44 converted principal of $60,600 and accrued interest of $3,720 into common shares of the Company, resulting in a principal balance of $59,400 as of April 30, 2020. During the year ended April 30, 2021, One44 converted principal of $54,400 and accrued interest of $11,601 into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $6,170.

[4]

Effective January 17, 2019, the Company issued and delivered to JSJ Investments, Inc. (“JSJ”) a 12% convertible note in the principal amount of $125,000. The Company received net proceeds of $122,000 after payment of $3,000 of the fees and expenses of the lender and its counsel. JSJ, at any time at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at $0.03 per share or, upon the occurrence of certain defined defaults, at a 42% discount to the lowest trading price during the 20 days prior to the date the notice of conversion is received by the Company. The note matured on January 17, 2020 and was in default as of April 30, 2020. The Company could redeem the note at redemption prices ranging from 135% to 150% during the first 180 days after issuance. The note had a principal balance of $125,000 as of April 30, 2019. During the year ended April 30, 2020, JSJ converted principal of $82,672 into common shares of the Company and the principal was increased by $10,700 for a penalty, resulting in a principal balance of $53,028 as of April 30, 2020. During the year ended April 30, 2021, JSJ converted principal of $53,028 and accrued interest of $20,658 into common shares of the Company to pay the obligation in full.

[5]

Effective April 24, 2019, the Company issued and delivered to EMA Financial, LLC (“EMA”) a 10% convertible note in the principal amount of $55,000. The note was issued at a discount and the Company received net proceeds of $50,000 after payment of $3,750 of the fees and expenses of the lender and its counsel. EMA, at any time at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to the day the notice of conversion is received by the Company. The note matured on January 24, 2020 and was in default as of April 30, 2020. During the first 180 days the Note was in effect, the Company could redeem the note at redemption prices ranging from 120% to $140%. The Company could not redeem the note after 180 days from the issuance date. The note had a principal balance of $55,000 as of April 30, 2019. In November 2019, a penalty of $25,000 was added to the principal of the note. During the year ended April 30, 2020, EMA converted principal of $37,635 into common shares of the Company, resulting in a principal balance of $42,365 as of April 30, 2020. In February 2021, a penalty of $93,055 was added to the principal of the note. During the year ended April 30, 2021, EMA converted principal of $131,958 into common shares of the Company and paid cash of $3,462 which paid the note in full and resulted in a gain on settlement of debt being recorded for $15,076.

[6]

Effective January 31, 2019, the Company issued and delivered to Auctus Fund, LLC (“Auctus”) a 10% convertible note in the principal amount of $125,000. The Company received net proceeds $112,250 after payment of $12,750 of the fees and expenses of the lender and its counsel. Auctus, on or following the 180th calendar day after the issuance date of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock a 40% discount to the lowest trading price during the 20 days prior to the date the notice of conversion is received by the Company. The note matured on January 31, 2020 and was in default as of April 30, 2020. The Company could redeem the note at redemption prices ranging from 120% to 135% during the first 180 days after issuance. The Company could not redeem the note after 180 days from the issuance date. The note had a principal balance of $125,000 as of April 30, 2019. During year ended April 30, 2020, Auctus converted principal of $33,669 into common shares of the Company, resulting in a principal balance of $91,331 as of April 30, 2020. During the year ended April 30, 2021 there was no activity on the note so the balance remained unchanged. Subsequent to April 30, 2021 this note was paid in full, see Note 14.

F-19

[7]

Effective February 27, 2019, the Company issued and delivered to Coventry Enterprises, LLC (“Coventry”) a 10% convertible note in the principal amount of $55,000. The Company received net proceeds of $52,500 after payment of $2,500 of the fees and expenses of the lender and its counsel. Coventry, at any time at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to and including the day the notice of conversion is received by the Company. The note matured on February 27, 2020 and was in default as of April 30, 2020. During the first 150 days the Note is in effect, the Company could redeem the note at a redemption price of 135%. The note had a principal balance of $55,000 as of April 30, 2019. During the year ended April 30, 2020, Coventry converted principal of $52,991 and accrued interest of $3,669 into common shares of the Company, resulting in a principal balance of $2,009 as of April 30, 2020. During the year ended April 30, 2021, Coventry converted principal of $2,009 and accrued interest of $717 into common shares of the Company which paid off the note in full.

[8]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request.

[9]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $281 of the principal balance. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request.

[10]

Effective January 22, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $6,500 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request.

[11]

Effective May 14, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $34,000 in payment of accrued fees of $34,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request.

[12]

Effective September 9, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $775 of the principal balance. The Company continues to accrue interest on the convertible note until they can issue all shares to satisfy the conversion request.

F-20

Current Convertible Notes Payable

Current convertible notes payable consisted of the following at April 30:

	2021	2020
Note payable to an accredited investor, maturing December 31, 2021 (as amended), with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [1]	$-	$24,700
Note payable to an accredited investor, maturing December 31, 2021 (as amended), with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [2]	-	70,000
Original issue discount convertible debenture to an accredited investor, maturing December 31, 2021 (as amended), with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [3]	-	600,000
Note payable to an accredited investor issued for extension fees, maturing November 20, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [4]	200,000	200,000
Note payable to an accredited investor issued for extension fees, maturing November 20, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [5]	90,000	90,000
Note payable to an accredited investor, maturing May 7, 2020, with interest at 12%, convertible into common shares of the Company at a defined variable exercise price (long-term at April 30, 2020) [6]	-	35,900
Note payable to an accredited investor, maturing December 31, 2021 (as amended), with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [7]	-	110,000
Note payable to an accredited investor, maturing May 7, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [8]	-	100,000
Note payable to an accredited investor, maturing June 19, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [11]	-	250,000
Note payable to an accredited investor, maturing June 25, 2020, with interest at 9%, convertible into common shares of the Company at a defined variable exercise price (long-term at April 30, 2019) [9]	-	56,500
Note payable to an accredited investor, maturing September 4, 2020, with interest at 9%, convertible into common shares of the Company at a defined variable exercise price [10]	-	56,500

Note payable to an accredited investor, maturing two years from each advance, with an original issue discount equal to 10% and a one-time interest charge of 12% added to principal, convertible into common shares of the Company at a defined variable exercise price [12]:

Advance dated September 13, 2018, maturing September 13, 2020	-	1,380
Advance dated October 16, 2018, maturing October 16, 2020	-	123,200
Note payable to an accredited investor, maturing December 31, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [13]	80,000	-
Note payable to an accredited investor issued for extension fees, maturing August 31, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [14]	80,000	-
Note payable to an accredited investor issued for extension fees, maturing March 26, 2022 with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [15]	82,000	-
Total	532,000	1,728,180
Less discount	(133,944)	(140,941)
Net	$398,056	$1,587,239

F-21

[1]

Effective September 13, 2018, the Company issued and delivered to GS Capital Partners, LLC (“GS”) a 10% convertible note in the principal amount of $110,000. The note was issued at a discount, resulting in the Company’s receipt of $100,000 after an original issue discount of $4,500 and payment of $5,500 of the fees and expenses of the lender and its counsel. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock (i) during the first 180 days, at a price of $3.00 per share of common stock and (ii) thereafter at a 40% discount from the lowest trading price during the 20 days prior to conversion. The maturity date of the note has been extended to December 31, 2021 and the interest rate increased to 18%. The Company may redeem the note at redemption prices ranging from 115% to 135% during the first 180 days after issuance. The note had a principal balance of $110,000 as of April 30, 2019. During the year ended April 30, 2020, GS converted principal of $85,300 and $7,226 of accrued interest into common shares of the Company, resulting in a principal balance of $24,700 as of April 30, 2020. During the year ended April 30, 2021, GS converted principal of $24,700 and $5,788 of accrued interest into common shares of the Company to pay off the debt in full.

[2]

Effective September 18, 2018, the Company issued and delivered to GS a 10% convertible note in the principal amount of $70,000. The note was issued at a discount and the Company received no net proceeds. GS paid $56,589 on behalf of the Company to a prior lender in settlement of a dispute and $9,101 was paid for fees and expenses of GS and its counsel. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance.) The maturity date of the note has been extended to December 31, 2021 and the interest rate raised to 18%. The Company may redeem the note at redemption prices ranging from 130% to 145% during the first 180 days after issuance. The note had a principal balance of $70,000 as of April 30, 2020. During the year ended April 30, 2021, GS converted principal of $70,000 and $17,797 of accrued interest into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $6,379.

[3]

Effective October 9, 2018, the Company issued and delivered to GS a 10% convertible debenture in the principal amount of $600,000. The debenture was issued with an original issue discount of $50,000, resulting in the Company’s receipt of $550,000 of net proceeds. The debenture was issued pursuant to a securities purchase agreement, which allows for the issuance of additional debentures to one or more holders on substantially identical terms. GS, at its option on and after the six-month anniversary of the date of issuance, may convert the unpaid principal balance of, and accrued interest on, the debentures into shares of common stock thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion. The maturity date of the debenture has been extended to December 31, 2021 and the interest rate raised to 18%. The Company may redeem the debenture at redemption prices ranging from 112% to 137% during the first 180 days after issuance. Affiliates of Jack W. Hanks and Bruce Lemons, our directors, pledged their shares of Series A preferred stock (constituting 100% of the outstanding shares of Series A preferred stock) to GS to secure the repayment of the debenture by the Company. The debenture had a principal balance of $600,000 as of April 30, 2020. During the year ended April 30, 2021, GS converted principal of $600,000 and $144,782 of accrued interest into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $52,211.

[4]

Effective March 31, 2020, the Company issued and delivered to GS an 18% convertible note in the principal amount of $200,000. The note was issued to GS in consideration for GS extending the maturity date of other convertible notes payable to GS to November 30, 2020. The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020. GS, at its option, may convert the unpaid principal balance and accrued interest into shares of common stock at the same terms as the September GS convertible notes payable. The note had a principal balance of $200,000 as of April 30, 2020 and 2021.

[5]

Effective February 4, 2020, the Company issued and delivered to GS an 18% convertible note in the principal amount of $90,000. The note was issued to GS in consideration for GS extending the maturity date of other convertible notes payable to GS to February 4, 2020. The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020. GS, at its option, may convert the unpaid principal balance and accrued interest into shares of common stock at the same terms as the September GS convertible notes payable. The note had a principal balance of $90,000 as of April 30, 2020 and 2021.

F-22

[6]

Effective February 7, 2019, the Company issued and delivered to Geneva Roth Remark Holdings, Inc. (“Geneva”) a 12% convertible note in the principal amount of $56,500. The note was issued at a discount, resulting in the Company’s receipt of $50,000 after payment of $3,000 of the fees and expenses of the lender and its counsel and an original issue discount of $3,500. Geneva, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock beginning 180 days following the date of the note at a 29% discount from the lowest trading price during the 20 days prior to conversion. The note matures on May 7, 2020. The Company may redeem the note at redemption prices ranging from 105% to 130% during the first 180 days after issuance. The note had a principal balance of $56,500 as of April 30, 2019. During the year ended April 30, 2020, Geneva converted principal of $20,600 into common shares of the Company, resulting in a principal balance of $35,900 as of April 30, 2020. During the year ended April 30, 2021, Geneva converted principal of $35,900 and $3,180 of accrued interest into common shares of the Company to pay off the debt in full.

[7]

Effective February 20, 2019, the Company issued and delivered to GS a 10% convertible note in the principal amount of $110,000. The note was issued at a discount and the Company received net proceeds of $100,000 after an original issue discount of $4,500 and payment of $5,500 of the fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.08 per share and thereafter at 40% discount from the lowest trading price during the 20 days prior to conversion. The maturity date of the note has been extended to December 31, 2021 and the interest rate increased to 18%. The Company may redeem the note at redemption prices ranging from 115% to 135% during the first 180 days after issuance. The note had a principal balance of $110,000 as of April 30, 2020. During the year ended April 30, 2021, GS converted principal of $110,000 and $24,019 of accrued interest into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $5,774.

[8]

Effective May 7, 2019, the Company issued and delivered to Odyssey Capital Funding LLC (“Odyssey”) a 10% convertible note in the principal amount of $100,000. The Company received $95,000 after payment of $5,000 of fees and expenses of the lender and its counsel. Odyssey, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to and including the conversion date (with a floor of $0.03 per share for the six months following the date of the note). The note matures on May 7, 2020. The Company may redeem the note at redemption prices ranging from 130% to 140% during the first 120 days after issuance. The Company may not redeem the note after the first 120 days after issuance. The note had a principal balance of $100,000 as of April 30, 2020. During the year ended April 30, 2021, Odyssey converted principal of $97,100 and $17,574 of accrued interest into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $26,851.

[9]

Effective March 25, 2019, the Company issued and delivered to Geneva a 9% convertible note in the principal amount of $56,500. The note was issued at a discount, resulting in the Company’s receipt of $50,000 after payment of $3,000 of the fees and expenses of the lender and its counsel and an original issue discount of $3,500. Geneva, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock beginning 180 days following the date of the note at a 29% discount from the lowest trading price during the 20 days prior to conversion. The note matures on June 25, 2020. The Company may redeem the note at redemption prices ranging from 105% to 130% during the first 180 days after issuance. The note had a principal balance of $56,500 as of April 30, 2020. During the year ended April 30, 2021, Geneva converted principal of $56,287 into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $11,372.

[10]

Effective June 4, 2019, the Company issued and delivered to Geneva a 9% convertible note in the principal amount of $56,500. The note was issued at a discount and the Company received $50,000 after an original issue discount of $3,500 and payment of $3,000 of fees and expenses of the lender and its counsel. Geneva, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 29% discount from the lowest trading price during the 20 days prior to conversion. The note matures on September 4, 2020. The Company may redeem the note at redemption prices ranging from 105% to 130% during the first 180 days after issuance. The Company may not redeem the note after the first 180 days after issuance. The note had a principal balance of $56,500 as of April 30, 2020. During the year ended April 30, 2021, Geneva converted principal of $55,015 into common shares of the Company which paid the note in full and resulted in a gain on settlement of debt being recorded for $12,097.

[11]

Effective June 19, 2019, the Company issued and delivered to Odyssey a 10% convertible note in the principal amount of $250,000. Of the note proceeds, $144,296 was paid to One44 to redeem its February 27, 2019 convertible note and the Company received $80,704 after payment of $25,000 of legal and brokerage fees. Odyssey, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to and including the date of conversion (with a floor of $0.03 per share for the six months following the date of the note). The note matures on June 19, 2020. The Company may redeem the note at redemption prices ranging from 130% to 140% during the first 120 days after issuance. The Company may not redeem the note after the first 120 days after issuance. The note had a principal balance of $250,000 as of April 30, 2020. During the year ended April 30, 2021, Geneva converted principal of $220,500 and accrued interest of $37,454 into common shares of the Company and the Company paid $35,736 in cash to pay the note in full, which resulted in a gain on settlement of debt being recorded for $53,129.

F-23

[12]

Effective September 13, 2018, the Company issued and delivered to Vista Capital Investments, LLC (“Vista”) a convertible note in the original maximum principal amount of $550,000 (consisting of an initial advance of $100,000 on such date and possible future advances). An original issue discount equal to 10% of each advance will be added to principal. The maturity date of advances under the convertible note is two years from the date of each advance. Terms of the convertible note include certain penalties for additional principal and changes in conversion prices when the trading price of the Company’s common stock decreases to defined levels. An original issue discount of $10,000 and a one-time 12% interest charge of $13,200 was added to the $100,000 advance at inception, resulting in total initial principal of $123,200. Through April 30, 2019, the note was partially converted into shares of the Company’s common stock resulting in a principal balance of $80,700 as of April 30, 2019. During the year ended, 2020, Vista converted principal of $79,320 into common shares of the Company, resulting in a principal balance of $1,380 as of April 30, 2020. During the year ended April 30, 2021, Vista confirmed that there were no amounts owing on the debt, therefore a gain on settlement of debt was recorded for $1,380.

On October 16, 2018, the Company received proceeds of $200,000 from a second advance under the Vista long-term convertible note. An original issue discount of $20,000 and a one-time 12% interest charge of $26,400 was added to the note principal, resulting in total principal of $246,400, which balance was outstanding as of April 30, 2019. Effective May 14, 2019, Vista assigned $123,200 of this note, resulting in a principal balance of $123,200 as of April 30, 2020. During the year ended April 30, 2021, Vista converted principal of $106,440 into common shares of the Company to pay the note in full, which resulted in a gain on settlement of debt being recorded for $16,760.

[13]

Effective December 15, 2020, the Company entered into a fourth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018 – see notation [1], $70,000 note dated September 18, 2018 – see notation [2], $$600,000 note dated October 5, 2018 – see notation [3], and $110,000 note dated February 20, 2019 – see notation [7]) to extend the notes due dates from December 20, 2020 to December 31, 2020. In conjunction with the extension, the Company entered into an 18% convertible note in the principal amount of $80,000. The note was issued at a discount and the Company received net proceeds of $75,000 after an original issue discount of $5,000. The note had a principal balance of $80,000 as of April 30, 2021.

[14]

Effective December 31, 2020, the Company entered into a fifth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018 – see notation [1], $70,000 note dated September 18, 2018 – see notation [2], $$600,000 note dated October 5, 2018 – see notation [3], and $110,000 note dated February 20, 2019 – see notation [7]) to extend the notes due dates from December 31, 2020 to August 31, 2021. In exchange for the extension, the aggregate principal amounts of the notes increased by $80,000.

[15]

Effective March 26, 2021, the Company issued and delivered to GS a 10% convertible note in the principal amount of $82,000. The note was issued at a discount and the Company received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.015 per share and thereafter at 34% discount from the lowest trading price during the 15 days prior to conversion. The Company may redeem the note at redemption prices ranging from 110% to 118% during the first 180 days after issuance. The note had a principal balance of $82,000 as of April 30, 2021. Subsequent to April 30, 2021 this note was paid in full, see Note 14.

NOTE 8 – PPP LOANS PAYABLE

With an effective date of April 20, 2020, a loan to the Company was approved under the terms and conditions of the Paycheck Protection Program of the United States Small Business Administration (“SBA”) and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) in the amount of $167,900 and was funded on April 21, 2020. Effective April 20, 2021 the Company was notified that the loan had been forgiven and paid in full.

With an effective date of January 25, 2021, a second loan to the Company was approved under the terms and conditions of the Paycheck Protection Program of the SBA and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) (“the Act”) in the amount of $150,000 and was funded on January 26, 2020. The Company has applied for loan forgiveness pursuant to the provisions of the Act.

F-24

NOTE 9 – SBA BRIDGE LOAN PAYABLE

On July 14, 2020, the Company received $10,000 pursuant to the SBA’s Express Bridge Loan Pilot Program. This program allows small businesses who have a business relationship with an SBA Express Lender to access up to $25,000 quickly. The funds were advanced to the Company since it has applied for an Economic Injury Disaster Loan (“EIDL”). The loan had a balance of $10,000 as of January 31, 2021 and is to be repaid in full by proceeds from the EIDL.

NOTE 10 – DERIVATIVE LIABILITIES

In a series of subscription agreements, the Company issued warrants in prior years that contain certain anti-dilution provisions that have been identified as derivatives. In addition, the Company identified the conversion feature of certain convertible notes payable and convertible preferred stock as derivatives. As of April 30, 2021 and 2020, the number of warrants or common shares to be issued under these agreements is indeterminate; therefore, the Company concluded that the equity environment is tainted and all additional warrants, stock options and convertible debt are included in the value of the derivative.

The Company estimates the fair value of the derivative liabilities at the issuance date and at each subsequent reporting date, using a multinomial lattice model simulation. The model is based on a probability weighted discounted cash flow model using projections of the various potential outcomes.

During the years ended April 30, 2021 and 2020, we had the following activity in our derivative liabilities:

	Options and	Convertible
	Warrants	Notes	Total

Balance, April 30, 2019	$18,063	$1,807,533	$1,825,596
New issuances of debt	-	192,500	192,500
Debt conversions and repayments	-	(812,896)	(812,896)
Change in fair value of derivative liabilities	(18,048)	1,420,281	1,402,233

Balance, April 30, 2020	15	2,607,418	2,607,433
New issuances of options, warrants and debt	-	200,859	200,859
Debt conversions and repayments	-	(22,705,172)	(22,705,172)
Change in fair value of derivative liabilities	235,887	22,671,035	22,906,922

Balance, April 30, 2021	$235,902	$2,774,140	$3,010,042

Key inputs and assumptions used in valuing the Company’s derivative liabilities as of April 30, 2021 are as follows:

•	Stock prices on all measurement dates were based on the fair market value
•	Risk-free interest rate of 0.03% to 0.70%
•	The probability of future financing was estimated at 100%
•	Computed volatility ranging from 412.7% to 1556.1%

These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

F-25

NOTE 11 – STOCKHOLDERS’ DEFICIT

Authorized Shares

As of April 30, 2021, the Company had authorized 11,000,000 shares consisting of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Effective February 16, 2021, the Company amended its Articles of Incorporation to increase the number of its authorized shares from 25,010,000,000 to 37,010,000,000 shares, comprised of 37,000,000,000 common shares and 10,000,000 preferred shares. Effective July 1, 2021, the Company amended its Articles of Incorporation to decrease the number of its authorized shares from 37,010,000,000 to 11,000,000 shares, comprised of 10,000,000 common shares and 1,000,000 preferred shares.

Effective July 1, 2021, the Company amended its articles of incorporation to provide for a 1 for 10,000 reverse stock split of our common shares. Shareholders owning in excess of 50.1% of the outstanding shares of voting common stock of the Company executed a written consent approving such amendment. The amendment was also approved by the Company’s Board of Directors. The Company has given retroactive effect to the reverse stock split for all periods presented. See Note 14.

Common Stock Issuances

During the year ended April 30, 2021,the Company issued a total of 1,916,358 shares of its common stock: 2,000 shares for consulting services valued at $34,000; 1,525,583 shares valued at $1,932,365 in conversion of convertible notes principal of $1,618,394, accrued interest payable of $301,943 and payment of fees of $12,028; and 388,775 shares valued at $4,277 in conversion of convertible notes payable – related party principal of $4,277. Settlement of derivative liabilities in debt conversions and repayments totaled $22,511,164.

During the year ended April 30, 2020, the Company issued a total of 1,328,465 shares of its common stock: 3 shares for consulting services valued at $84; 16,991 shares valued at $28,387 in payment of accrued expenses of $36,942 resulting in a gain on extinguishment of debt of $8,555; 667,835 shares valued at $811,676 in conversion of convertible notes principal of $769,255, accrued interest payable of $33,671 and payment of fees of $8,750; and 643,636 shares valued at $355,460 in conversion of convertible notes payable – related party principal of $354,000 and accrued interest payable of $1,460. Settlement of derivative liabilities in debt conversions and repayments totaled $812,896.

Series A Preferred Stock

The Series A preferred stock has no redemption, conversion or dividend rights; however, the holders of the Series A preferred stock, voting separately as a class, has the right to vote on all shareholder matters equal to 51% of the total vote.

During the year ended April 30, 2021 no preferred shares were issued. Effective August 1, 2019, the Company issued 1,000 shares of Series A preferred stock to Maple Resources for services rendered. The shares were valued at $23,900 by an independent valuation firm.

Warrants

The Company has issued warrants in prior years to investors in a series of subscription agreements in equity financings or for other stock-based compensation. Certain of the warrants contain anti-dilution provisions that the Company has identified as derivatives. We estimate the fair value of the derivatives using multinomial lattice models that value the warrants based on a probability weighted cash flow model using projections of the various potential outcomes and considering the existence of a tainted equity environment (see Note 10).

F-26

A summary of warrant activity during the years ended April 30, 2021 and 2020 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, April 30, 2019	1,789,291	$1.00	2.91
Granted	444,248,462	$1.00
Canceled / Expired	-
Exercised	-

Outstanding, April 30, 2020	446,037,753	$1.00	1.91
Granted	633,880,117	$1.00
Canceled / Expired	(8,000)	$0.58
Exercised	-

Outstanding, April 30, 2021	1,079,909,872	$1.00	0.91

The warrant shares granted during the years ended April 30, 2021 and 2020 are comprised of warrant shares issued to warrant holders pursuant to anti-dilution provisions.

Stock Options

As a condition for entering into the October 5, 2018 GS convertible debenture (see Note 7), GS required affiliates of Jack W. Hanks and Bruce Lemons, our directors (the “Affiliates”), to pledge their shares of Class B Common Stock (constituting 100% of the then outstanding shares of Class B Common Stock) to GS to secure the repayment of the debenture by the Company. As consideration to the Affiliates for entering into the GS pledge agreement, the Company granted a ten-year option, effective as of December 11, 2018, to the Affiliates to purchase 2,000,000 common shares of the Company at $0.08 per share. Effective November 30, 2020, the option agreement was amended to cancel the 2,000,000 options.

A summary of stock option activity during the years ended April 30, 2021 and 2020 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, April 30, 2019	2,000,000	$0.08

Granted	-
Canceled / Expired	-
Exercised	-

Outstanding, April 30, 2020	2,000,000	$0.08	8.62

Granted	-
Canceled / Expired	(2,000,000)
Exercised	-

Outstanding, April 30, 2021	-	$-	-

F-27

Common Stock Reserved

Combined with the 3,251,641 common shares outstanding at April 30, 2021, all authorized common shares have been issued or reserved for issuance of outstanding warrants, stock options, and convertible notes payable and no common shares are available for share issuances other than those shares included in the reserves.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes in accordance with standards of disclosure propounded by the FASB, and any related interpretations of those standards sanctioned by the FASB. Accordingly, deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities, as well as a consideration of net operating loss and credit carry forwards, using enacted tax rates in effect for the period in which the differences are expected to impact taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

No provision for income taxes has been recorded due to the net operating loss carryforwards totaling approximately $16,274,000 as of April 30, 2021 that will be available to offset future taxable income. The available net operating loss carry forwards expire in various years through 2041. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused. There were no uncertain tax positions taken by the Company.

The deferred tax asset and valuation account is as follows at April 30:

	2021	2020
Deferred tax asset:
Net operating loss carryforward	$3,417,552	$3,026,640
Valuation allowance	(3,417,552)	(3,026,640)

Total	$-	$-

The components of income tax expense are as follows for the years ended April 30:

	2021	2020

Change in net operating loss benefit	$390,912	$327,930
Change in valuation allowance	(390,912)	(327,930)

Total	$-	$-

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act established new tax laws that affect 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2018. The reduction in the federal corporate income tax rate is reflected in the above tables.

F-28

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal

On July 14, 2020, a consultant for rail services to the Company filed a complaint against the Company and its CEO Jack W Hanks, an individual, for payment of $100,000 of consulting fees. The Court Action is filed as CRU Trading Co, (“CRU”) Plaintiff, v. MMEX Resources Corp and Jack W. Hanks in the District Court of Harris, County Texas Cause No. 2020-41853/Court;165. The Company, based on consultation with legal counsel, believed the complaint was without merit and filed a verified denial and a motion to dismiss the litigation. In April of 2021 the parties agreed to settle the matter, therefore in exchange for a nonsuit of certain claims and a stay of litigation the Company agreed to pay $60,000 over a 6-month period. After paying the amount in full all parties will fully release each other from any claims related to the matter and CRU will dismiss the lawsuit.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, all subsequent events have been reported through the filing date as set forth below.

On May 20, 2021, we entered into a Purchase and Sale Agreement to acquire 323.841 acres of land in, or near, Pecos County, Texas, in exchange for $242,881. Per the terms of the agreement, we remitted a non-refundable earnest money payment of $10,000 and committed to close on or before the thirtieth day after the title company issued a title commitment, or on a date mutually agreed upon. On July 8, 2021 we entered into the first amendment to the Purchase and Sale Agreement which provided for an extension of the closing date, which was to occur on or before September 15, 2021. In exchange for the extension, we remitted a non-refundable extension payment of $10,000 which is applicable to the purchase price at closing. We closed on this land purchase on July 27, 2021.

On June 22, 2021, the Company issued and delivered to GS Capital Partners, LLC (“GS”) a 10% convertible note in the principal amount of $82,000. The note was issued at a discount and the Company received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.015 per share and thereafter at 34% discount from the average of the two lowest trading prices of the Company’s common stock during the 15 prior trading days including the day upon which a notice of conversion is received by the Company. The Company may redeem the note at redemption prices ranging from 110% to 118% during the first 180 days after issuance.

On June 22, 2021 the Company executed a drawdown request of $200,000 in accordance with the terms of the February 22, 2021 promissory note with GS Capital Partners, LLC. The maturity date of the note is the earlier of (i) December 31, 2021 or (ii) the consummation by the Company of an equity or equity-based financing providing net proceeds to the Company sufficient to retire the outstanding indebtedness under the note. The note has an interest rate of ten percent per annum from the date of the drawdown.

Effective July 1, 2021, the Company amended its articles of incorporation to provide for a 1 for 10,000 reverse stock split of our common shares. As a result of the stock split the Company issued an additional 17,754 shares of common stock to account for rounding issues. The Company has given retroactive effect to the reverse stock split for all periods presented. See Note 14.

On July 15, 2021, we entered into a Securities Purchase Agreement (“SPA”) with an institutional investor, pursuant to which we agreed to issue and sell, in a registered direct offering 170,000 shares of our common stock and warrants exercisable for an aggregate of 2,575,000 shares of our common stock at a combined offering price of $0.80 per share. The warrants have an exercise price of $0.80 per share. Each warrant is immediately exercisable and will expire on the fifth anniversary from the issuance date. We also offered and sold to the institutional investor pre-funded warrants to purchase an aggregate of 3,580,000 shares of common stock, in lieu of shares of common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to $0.80 per share price at which common stock is sold in the offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. Subject to certain ownership limits, the pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. As a result of the SPA, the Company received proceeds of $2,650,850 after deducting placement agent fees and related offering expenses.

Subsequent to April 30, 2021, the Company made a payment to its lender to extinguish a January 31, 2019 convertible notes payable with a principal balance of $91,331 that had been in default, see Note 7. The Company also made a payment to another lender to extinguish a March 26, 2021 convertible note payable with a principal balance of $82,000, see Note 7, and to extinguish a June 22, 2021 convertible note payable with a principal balance of $82,000, see above, and to repay the June 22, 2021 drawdown of $200,000 on a February 22, 2021 promissory note, see above.

Subsequent to April 30, 2021, the Company issued 11,814 common shares to lenders in the conversion of debt principal of $40,000, accrued interest payable of $2,027 and conversion fees of $504. The Company also issued 250,000 shares for the exercise of the pre-funded warrants granted in conjunction with the July 15, 2021 SPA.

F-29

MMEX RESOURCES CORPORATION

Condensed Consolidated Balance Sheets

	October 31, 2021	April 30, 2021
Assets	(unaudited)

Current assets:
Cash	$273,686	$330,449
Prepaid expenses and other current assets	35,433	37,893
Total current assets	309,119	368,342

Property and equipment, net	709,709	472,169
Deposit	900	900

Total assets	$1,019,728	$841,411

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$589,201	$802,640
Accrued expenses	816,861	807,349
Accounts payable and accrued expenses – related parties	59,023	272,834
Note payable, currently in default	75,001	75,001
Note payable	775,000	775,000
Convertible notes payable, currently in default, net of discount of $0 and $0 at October 31, 2021 and April 30, 2021, respectively	75,000	235,775
Convertible notes payable, net of discount of $0 and $133,944 at October 31, 2021 and April 30, 2021, respectively	370,000	398,056
Convertible notes payable – related parties, net of discount of $0 and $235 at October 31, 2021 and April 30, 2021, respectively	-	74,755
PPP loans payable	-	150,000
SBA express bridge loan payable	10,000	10,000
Derivative liabilities	-	3,010,042
Total current liabilities	2,770,086	6,611,452

Total liabilities	2,770,086	6,611,452

Commitments and contingencies

Stockholders’ deficit:
Common stock; $0.001 par value; 10,000,000 shares authorized, 17,820,362 and 3,251,641 shares issued and outstanding at October 31, 2021 and April 30, 2021, respectively	17,820	3,252
Preferred stock; $0.001 par value; 1,000,000 shares authorized, 1,000 Series A shares issued and outstanding	1	1
Additional paid-in capital	65,067,236	62,201,528
Non-controlling interest	9,871	9,871
Accumulated deficit	(66,845,286)	(67,984,693)
Total stockholders’ deficit	(1,750,358)	(5,770,041)
Total liabilities and stockholders’ deficit	$1,019,728	$841,411

See accompanying notes to condensed consolidated financial statements.

F-30

MMEX RESOURCES CORPORATION

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020

Revenues	$-	$-	$-	$-

Operating expenses:
General and administrative expenses	274,493	179,350	717,000	362,675
Project costs	1,006,666	51,985	1,009,726	89,685
Depreciation and amortization	9,246	8,720	17,964	17,438

Total operating expenses	1,290,405	240,055	1,744,690	469,798

Loss from operations	(1,290,405)	(240,055)	(1,744,690)	(469,798)

Other income (expense):
Interest expense	(57,645)	(171,054)	(262,255)	(725,143)
Gain (loss) on derivative liabilities	-	102,341	3,010,042	1,289,693
Gain (loss) on extinguishment of liabilities	196,166	-	136,310	-

Total other income (expense)	138,521	68,713	2,884,097	564,550

Income (loss) before income taxes	(1,151,884)	(308,768)	1,139,407	94,752
Provision for income taxes	-	-	-	-

Net income (loss)	(1,151,884)	(308,768)	1,139,407	94,752

Non-controlling interest in income of consolidated subsidiaries	-	-	-	-

Net income (loss) attributable to the Company	$(1,151,884)	$(308,768)	$1,139,407	$94,752

Net income (loss) per common share – basic	$(0.12)	$0.22	$0.17	$0.00
Net income (loss) per common share – diluted	$(0.12)	$0.22	$0.10	$0.07
Weighted average number of common shares outstanding - basic	9,908,190	1,391,321	6,607,443	1,363,302
Weighted average number of common shares outstanding - diluted	9,908,190	1,391,321	13,069,133	2,500,000

See accompanying notes to condensed consolidated financial statements.

F-31

MMEX RESOURCES CORPORATION

Condensed Consolidated Statement of Stockholders’ Deficit

Three and Six Months Ended October 31, 2020 (Unaudited)

	Common Stock		Class A Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2020	1,335,283	$1,335	1,000	$1	$37,721,639	$9,871	$(43,457,807)	$(5,724,961)
Net loss	-	-	-	-	-	-	403,520	403,520
Balance, July 31, 2020	1,335,283	1,335	1,000	1	37,721,639	9,871	(43,054,287)	(5,321,441)
Shares issued for conversion of convertible notes payable and accrued interest	85,828	86	-	-	56,594	-	-	56,680
Settlement of derivative liabilities	-	-	-	-	18,612	-	-	18,612
Net loss	-	-	-	-	-	-	(308,768)	(308,768)

Balance, October 31, 2020	1,421,111	$1,421	1,000	$1	$37,796,845	$9,871	$(43,363,055)	$(5,554,917)

See accompanying notes to condensed consolidated financial statements.

F-32

MMEX RESOURCES CORPORATION

Condensed Consolidated Statement of Stockholders’ Deficit

Three and Six Months Ended October 31, 2021 (Unaudited)

	Common Stock		Series A Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2021	3,251,641	$3,252	1,000	$1	$62,201,528	$9,871	$(67,984,693)	$(5,770,041)
Shares issued with prefunded warrants for cash	170,000	170	-	-	2,999,830	-	-	3,000,000
Shares issued for conversion of convertible notes payable and accrued interest	11,814	11	-	-	42,520	-	-	42,531
Shares issued for reverse stock split	17,754	18	-	-	(18)	-	-	-
Shares issued for the exercise of prefunded warrants	250,000	250	-	-	(250)	-	-	-
Offering costs	-	-	-	-	(349,150)	-	-	(349,150)
Net income	-	-	-	-	-	-	2,291,291	2,291,291

Balance, July 31, 2021	3,701,209	3,701	1,000	1	64,894,460	9,871	(65,693,402)	(785,369)
Shares issued for conversion of convertible notes payable and accrued interest	6,421,929	6,422	-	-	105,484	-	-	111,906
Shares issued for conversion of related party convertible notes payable and accrued interest	6,817,224	6,817	-	-	68,172	-	-	74,989
Shares issued for the exercise of prefunded warrants	880,000	880	-	-	(880)	-	-	-
Net (loss)	-	-	-	-	-	-	(1,151,884)	(1,151,884)

Balance, October 31, 2021	17,820,362	$17,820	1,000	$1	$65,067,236	$9,871	$(66,845,286)	$(1,750,358)

See accompanying notes to condensed consolidated financial statements.

F-33

MMEX RESOURCES CORPORATION

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,139,407	$94,752
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	17,964	17,438
(Gain) loss on derivative liabilities	(3,010,042)	(1,289,693)
Amortization of debt discount	77,822	134,959
Interest expense added to convertible note payable principal	-	35,000
(Gain) loss on extinguishment of liabilities	(136,310)	-
(Increase) decrease in prepaid expenses and other current assets	2,460	16,187
Increase (decrease) in liabilities:
Accounts payable	(171,857)	140,431
Accrued expenses	19,089	524,196
Accounts payable and accrued expenses – related party	(213,811)	229,950
Net cash used in operating activities	(2,275,278)	(96,780)

Cash flows from investing activities:
Purchase of property and equipment	(255,504)	-
Net cash used in investing activities	(255,504)	-
Cash flows from financing activities:
Proceeds from notes payable	200,000	-
Proceeds from convertible notes payable	78,500	-
Proceeds from convertible notes payable – related party	-	20,000
Proceeds from SBA express bridge loan payable	-	10,000
Repayments of notes payable	(200,000)	-
Repayments of convertible notes payable	(255,331)	-
Proceeds from the sale of common stock and prefunded warrants	3,000,000	-
Offering costs	(349,150)	-
Net cash provided by financing activities	2,474,019	30,000

Net increase (decrease) in cash	(56,763)	(66,780)
Cash at the beginning of the period	330,449	66,830
Cash at the end of the period	$273,686	$50

Supplemental disclosure:
Interest paid	$116,374	$-
Income taxes paid	$-	$-
Non-cash investing and financing activities:
Common stock issued in conversion of debt	$154,437	$56,680
Common stock issued in conversion of related party debt	$74,989	$-
Settlement of derivative liabilities	$-	$18,612
Derivative liabilities for related party debt discount	$-	$7,101
Convertible notes payable – related party for accrued expenses	$-	$76,266
Reverse split	$18	$-
Exercise of prefunded warrants	$1,130	$-

See accompanying notes to condensed consolidated financial statements.

F-34

MMEX RESOURCES CORPORATION

Notes to Condensed Consolidated Financial Statements

Six Months Ended October 31, 2021
(Unaudited)

NOTE 1 – BACKGROUND, ORGANIZATION AND BASIS OF PRESENTATION

MMEX Resources Corporation (the “Company” or “MMEX”) was formed as a Nevada corporation in 2005. The current management team lead an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed on September 23, 2010 and changed the Company’s name to MMEX Mining Corporation on February 11, 2011 and to MMEX Resources Corporation on April 6, 2016.

The Company is a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, recently announcing it intends to develop solar energy to power multiple planned projects producing hydrogen and ultra-low sulfur fuels combined with carbon dioxide (CO2) capture in Texas.

The accompanying condensed consolidated financial statements include the accounts of the following entities, all of which the Company maintains control through a majority ownership or through common ownership:

Name of Entity	%	Form of Entity	State of Incorporation	Relationship

MMEX Resources Corporation (“MMEX”)	-	Corporation	Nevada	Parent
Pecos Clean Fuels & Transport, LLC (“Pecos”) [1]	100%	LLC	Texas	Subsidiary
MMEX Solar Resources, LLC [2]	100%	LLC	Texas	Subsidiary
Texas Gulf Refining & Trading, LLC [2]	100%	LLC	Texas	Subsidiary
Louisiana Gulf Refining & Trading, LLC [2]	100%	LLC	Louisianna	Subsidiary
Rolling Stock Marine, LLC [2]	100%	LLC	Texas	Subsidiary
MMEX CO2 Capture, LLC [2] [3]	100%	LLC	Texas	Subsidiary

[1]

Pecos Refining & Transport, LLC was formed in June 2017 with the Company as its sole member. Effective September 22, 2021 Pecos Refining & Transport, LLC changed its name to Pecos Clean Fuels & Transport, LLC. Pecos owns the land on which the Company’s planned hydrogen projects are to be developed.

[2]	This subsidiary is currently inactive.
[3]	This entity was formed on September 21, 2021

All significant inter-company transactions have been eliminated in the preparation of the consolidated financial statements.

These condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of the information contained therein.

The Company has adopted a fiscal year end of April 30.

Special Purpose Entity

On March 19,2021, the Company entered into a Project Agreement with a third party whereby a limited liability entity was to be formed to construct, operate, maintain, and finance a hydrogen and gas-to-liquids plant in Texas. Under the terms of the Project Agreement, WT Blue Fuels, LLC (“WT”) was formed on October 7, 2021, with the Company obtaining a 40% ownership of WT. To date, no operations or activities have taken place within WT and the Company has paid no consideration for WT, has not contributed any funds to WT, or paid any expenses on behalf of WT. As such, as of September 30, 2021 there is no activity or investment for WT recorded on the Company’s books.

F-35

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Our significant accounting policies are described in our Annual Report on Form 10-K for the year ended April 30, 2021 filed with the SEC on July 29, 2021.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its aforementioned subsidiaries and entities under common ownership. All significant intercompany accounts and transactions have been eliminated in consolidation. The ownership interests in subsidiaries that are held by owners other than the Company are recorded as non-controlling interest and reported in our consolidated balance sheets within stockholders’ deficit. Losses attributed to the non-controlling interest and to the Company are reported separately in our consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Office furniture and equipment	10 years
Computer equipment and software	5 years
Land improvements	15 years
Land easements	10 years

The land easements owned by the Company have a legal life of 10 years.

Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

F-36

Derivative liabilities

The Company has issued warrants and stock options, certain of which contain anti-dilution provisions were previously identified as derivatives. In addition, the Company has previously identified the conversion feature of convertible notes payable as derivatives. The number of warrants or common shares to be issued under these agreements is indeterminate; therefore, through April 30, 2021 the Company concluded that the equity environment was tainted and all warrants, stock options and convertible debt were included in the value of the derivatives. During the six months ended October 31, 2021 it was determined that the Company could increase their authorized common shares at any time, therefore the environment was no longer deemed to be tainted and all derivative liabilities were written off the books.

Fair value of financial instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's consolidated financial statements as reflected herein. The carrying amounts of cash, prepaid expense and other current assets, accounts payable, accrued expenses and notes payable reported on the accompanying consolidated balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy prioritized the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

October 31, 2021	Total	Level 1	Level 2	Level 3

Derivative liabilities	$-	$-	$-	$-

April 30, 2021	Total	Level 1	Level 2	Level 3

Derivative liabilities	$3,010,042	$-	$-	$3,010,042

F-37

Revenue Recognition

The Company has adopted ASC 606, Revenue from Contracts with Customers, as amended, using the modified retrospective method, which requires the cumulative effect of adoption to be recognized as an adjustment to opening retained earnings in the period of adoption. To date, the Company has no operating revenues; therefore, there was no cumulative effect of adopting the new standard and no impact on our consolidated financial statements. The new standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Project costs

All project costs incurred, including acquisition of refinery rights, planning, design and permitting, have been recorded as project costs and expensed as incurred.

Basic and diluted income (loss) per share

Basic net income or loss per share is calculated by dividing net income or loss (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted income or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, convertible debt and convertible preferred stock, were exercised or converted into common stock. For the six months ended October 31, 2021 and 2020 the dilutive effect of options, warrants, and convertible notes payable was 6,461,690 and 1,136,698, respectively.

Employee stock-based compensation

Pursuant to FASB ASC 718, all share-based payments to employees, including grants of employee stock options, are recognized in the consolidated statement of operations based on their fair values. For the six months ended October 31, 2021 and 2020, the Company had no stock-based compensation to employees.

Issuance of shares for non-cash consideration

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of the standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined as the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

F-38

Reclassifications

Certain amounts in the consolidated financial statements for the prior-year period have been reclassified to conform with the current-year period presentation.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. Under current GAAP, there are five accounting models for convertible debt instruments. ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting the ASU’s guidance, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium. Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, the FASB decided to add disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital. ASU 2020-06 will be effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of this accounting pronouncement to its consolidated financial statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its consolidated financial position or results of operations.

NOTE 3 – GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $66,845,286 and a total stockholders’ deficit of $1,750,358 at October 31, 2021, and have reported negative cash flows from operations since inception. While we have received debt and equity funding during the period and have cash on hand of $273,686 at October 31, 2021, we still have a working capital deficit of $2,460,967, therefore there is a question of whether or not we have the cash resources to meet our operating commitments for the next twelve months and have, or will obtain, sufficient capital investments to implement our business plan. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established and emerging markets and the competitive environment in which we operate.

F-39

Since inception, our operations have primarily been funded through private debt and equity financing, and we expect to continue to seek additional funding through private or public equity and debt financing. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The consolidated financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Accounts Payable and Accrued Expenses – Related Parties

Accounts payable and accrued expenses to related parties, consisting primarily of consulting fees and expense reimbursements payable, totaled $59,023 and $272,834 as of October 31, 2021 and April 30, 2021, respectively.

Effective July 1, 2019, we entered into a consulting agreement with Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, that provides for payment of consulting fees and expense reimbursement related to business development, financing and other corporate activities. Effective January 1, 2020, the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $17,897 and effective March 1, 2021 the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $20,000. During the six months ended October 31, 2021 and 2020, we incurred consulting fees and expense reimbursement to Maple Resources totaling $120,800 and $107,382, respectively. During the six months ended October 31, 2021 we made payments to Maple Resources of $125,899.

In addition, the consulting agreement provides for the issuance to Maple Resources of shares of our common stock each month with a value of $5,000, with the number of shares issued based on the average closing price of the stock during the prior month. In September 2021 we made a payment of $110,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement, therefore $10,000 was still owed as of October 31, 2021.

Amounts included in accounts payable and accrued expenses – related parties due to Maple Resources totaled $30,000 ($10,000 payable in stock) and $118,540 ($90,000 payable in stock) as of October 31, 2021 and April 30, 2021, respectively, which was inclusive of accrued interest due under the convertible notes described below.

F-40

Effective October 1, 2018, we entered into a consulting agreement with Leslie Doheny-Hanks, the wife of our President and CEO, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. The related party consultant provides certain administrative and accounting services and is reimbursed for expenses paid on behalf of the Company. During the six months ended October 31, 2021 we recorded $15,000 for the amount payable in stock under the consulting agreement and recorded expense reimbursements owed to Mrs. Hanks of $16,561. In September 2021 we made a payment of $55,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement and made repayments of $28,602 for reimbursable expenses. Amounts included in accounts payable and accrued expenses – related parties due to Mrs. Hanks totaled $11,017 ($5,000 payable in stock) and $63,058 ($45,000 payable in stock) as of October 31, 2021 and April 30, 2021, respectively.

Effective February 1, 2021 the Company entered into consulting agreements with three children of our President and CEO. The consulting agreements can be terminated 15 days after written notice of termination by either party subject to the agreement or December 31, 2021, whichever occurs first. During the six months ended October 31, 2021 we incurred $61,515 for fees and expense reimbursements to the children and paid $140,015. Amounts included in accounts payable and accrued expenses – related parties due to the children totaled $12,000 and $90,500 as of October 31, 2021 and April 30, 2021, respectively.

Effective September 1, 2021, we entered into a consulting agreement with BNL Family Trust, owned by Bruce Lemons, Director, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. During the six months ended October 31, 2021 we recorded $5,000 for the amount payable in stock under the consulting agreement and made no payments, therefore the $5,000 was included in accounts payable and accrued expenses – related parties as of October 31, 2021.

Convertible Notes Payable – Related Parties

Convertible notes payable – related parties consist of the following:

	October 31, 2021	April 30, 2021
Convertible note payable with Maple Resources Corporation, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [1]	$-	$7,033
Convertible note payable with BNL Family Trust, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [2]	-	10,691
Convertible note payable with Maple Resources Corporation, matured February 12, 2021, with interest at 5%, convertible into common shares of the Company [3]	-	5,000
Convertible note payable with Maple Resources Corporation, matured March 2, 2021, with interest at 5%, convertible into common shares of the Company [4]	-	800
Convertible note payable with Maple Resources Corporation, matured May 12, 2021, with interest at 5%, convertible into common shares of the Company [5]	-	41,466
Convertible note payable with Maple Resources Corporation, matured July 31, 2021, with interest at 5%, convertible into common shares of the Company [6]	-	10,000

	-	74,990
Less discount	-	(235)

Total	$-	$74,755

F-41

[1]

This convertible note was entered into on December 27, 2019 in exchange for cash of $5,500 and financing fees of $5,500 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 360,682 common shares were issued to extinguish $3,967 of the principal balance. During the six months ended October 31, 2021 the Company issued 639,318 shares of common stock to extinguish the full principal balance of $7,033 and paid $853 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $135 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $0 and $718, respectively.

[2]

This convertible note was entered into on December 27, 2019 in exchange for cash of $11,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 28,094 common shares were issued to extinguish $309 of the principal balance. During the six months ended October 31, 2021 the Company issued 971,906 shares of common stock to extinguish the full principal balance of $10,691. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $269 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $1,006 and $737, respectively.

[3]

This convertible note was entered into on February 12, 2020 in exchange for cash of $5,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 454,545 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 454,545 shares of common stock to extinguish the full principal balance of $5,000 and paid $399 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $96 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $0 and $303, respectively.

F-42

[4]

This convertible note was entered into on March 2, 2020 in exchange for cash of $800 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 72,727 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 72,727 shares of common stock to extinguish the full principal balance of $800 and paid $55 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $15 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $0and $40, respectively.

[5]

This convertible note was entered into on May 12, 2020 in exchange for accrued consulting fees worth $41,466 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 3,769,636 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 3,769,636 shares of common stock to extinguish the full principal balance of $41,466 and paid $2,800 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $795 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $0 and $2,005, respectively.

[6]

This convertible note was entered into on July 31, 2020 in exchange for cash of $10,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 909,091 shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 909,091 shares of common stock to extinguish the full principal balance of $10,000 and paid $566 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $192 during the six months ended October 31, 2021. As of October 31, 2021 and April 30, 2021 accrued interest on the convertible note was $0 and $374, respectively.

Other Contractual Agreements

Maple Resources granted BNL Family Trust (“BNL”), a related party to Mr. Lemons, an option to purchase 1,000,000 shares of common stock from Maple Resources at a price of $0.20 per share. The option expires in March 2022. Beneficial ownership of Messrs. Hanks and Lemons give effect to the exercise of such option.

F-43

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	October 31, 2021	April 30, 2021

Office furniture and equipment	$13,864	$13,864
Computer equipment and software	10,962	10,962
Refinery land	312,485	67,088
Refinery land improvements	462,112	452,005
Refinery land easements	37,015	37,015
	836,438	580,934
Less accumulated depreciation and amortization	(126,729)	(108,765)

	$709,709	$472,169

On May 20, 2021, we entered into a Purchase and Sale Agreement to acquire 323.841 acres of land in, or near, Pecos County, Texas, which closed on July 27, 2021. We paid a total of $245,397 for the acquisition.

Depreciation and amortization expense totaled $17,964 and $17,438 for the six months ended October 31, 2021 and 2020, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following at:

	October 31, 2021	April 30, 2021

Accrued payroll	$30,090	$30,090
Accrued consulting	9,000	60,000
Accrued interest and penalties	683,597	623,085
Other	94,174	94,174

	$816,861	$807,349

NOTE 7 – NOTES PAYABLE

Note Payable, Currently in Default

Note payable, currently in default, consists of the following at:

	October 31, 2021	April 30, 2021

Note payable to an unrelated party, matured March 18, 2014, with interest at 10%	$75,001	$75,001

	$75,001	$75,001

F-44

Notes Payable

Notes payable consist of the following at:

	October 31, 2021	April 30, 2021
Note payable to an unrelated party with an issue date of February 22, 2021 with interest at 10% [1]
$250,000 draw on March 5, 2021	$250,000	$250,000
$200,000 draw on March 26, 2021	200,000	200,000
Note payable to an unrelated party with an issue date of March 8, 2021 with interest at 10% [2]	75,000	75,000
Note payable to an unrelated party with an issue date of March 11, 2021 with interest at 10% [3]	250,000	250,000

Total	$775,000	$775,000

[1]

Effective February 22, 2021 the Company entered into a promissory note with GS Capital Partners, LLC, with a principal amount of $1,000,000, which is subject to drawdown requests by the Company. The maturity date of the note is the earlier of (i) December 31, 2021 or (ii) the consummation by the Company of an equity or equity-based financing providing net proceeds to the Company sufficient to retire the outstanding indebtedness under the note. The note has an interest rate of ten percent per annum from the date *+of each drawdown. During the six months ended October 31, 2021 the Company received $200,0*900 from a draw on June 21, 2021, however, repaid the amount in full on July 20, 2021.

[2]

Effective March 8, 2021 the Company entered into a promissory note with JSJ Investments, Inc with a principal amount of $75,000. The maturity date of the note is March 8, 2022 and the note has an interest rate of 10% per annum from the date of funding.

[3]

Effective March 11, 2021 the Company entered into a promissory note with Vista Capital Investments, Inc with a principal amount of $250,000. The maturity date of the note is March 11, 2022 and the note has an interest rate of 10% per annum from the date of funding.

F-45

Convertible Note Payable, Currently in Default

Convertible notes payable, currently in default, consist of the following at:

	October 31, 2021	April 30, 2021
Note payable to an unrelated party, matured December 31, 2010, with interest at 10%, convertible into common shares of the Company [1]	$50,000	$50,000
Note payable to an unrelated party, matured January 27, 2012, with interest at 25%, convertible into common shares of the Company [2]	25,000	25,000
Note payable to an accredited investor, maturing January 31, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [3]	-	91,331
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [4]	-	10,000
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [5]	-	9,719
Note payable to an individual, maturing January 22, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [6]	-	6,500
Note payable to an individual, maturing May 14, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [7]	-	34,000
Note payable to an individual, maturing September 9, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [8]	-	9,225
	75,000	235,775
Less discount	-	-

Total	$75,000	$235,775

[1]

On March 8, 2010, the Company closed a note purchase agreement with an accredited investor pursuant to which the Company sold a $50,000convertible note in a private placement transaction. In the transaction, the Company received proceeds of $35,000 and the investor also paid $15,000 of consulting expense on behalf of the Company. The convertible note was due and payable on December 31, 2010 with an interest rate of 10% per annum. The note is convertible at the option of the holder into our common stock at a fixed conversion price of $3.70, subject to adjustment for stock splits and combinations.

[2]

On January 28, 2011 and February 1, 2011, the Company closed a Convertible Note Agreement totaling $514,900 in principal amount of 25% Convertible Note (the "Notes") due on the first anniversary of the date of the Note, to a group of institutional and high net worth investors. The Notes are convertible into the Company's common stock at the holders' option at $1.00 per common share. All but $25,000 of the promissory notes plus interest were paid in full on March 23, 2011.

[3]

Effective January 31, 2019, the Company issued and delivered to Auctus Fund, LLC (“Auctus”) a 10% convertible note in the principal amount of 125,000. The Company received net proceeds of $112,250after payment of $12,750of the fees and expenses of the lender and its counsel. Auctus, on or following the 180th calendar day after the issuance date of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock a 40% discount to the lowest trading price during the 20 days prior to the date the notice of conversion is received by the Company. The note matured on January 31, 2020 and was in default as of April 30, 2020. The Company could redeem the note at redemption prices ranging from 120% to 135% during the first 180 days after issuance. The Company could not redeem the note after 180 days from the issuance date. The note had a principal balance of $125,000as of April 30, 2019. During year ended April 30, 2020, Auctus converted principal of $33,669into common shares of the Company, resulting in a principal balance of $91,331as of April 30, 2020. During the year ended April 30, 2021 there was no activity on the note so the balance remained unchanged. During the six months ended October 31, 2021 this note was paid in full.

F-46

[4]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 909,091 shares of common stock to extinguish the full principal balance of $10,000 and paid $863 in cash to extinguish all of the accrued interest due under the note.

[5]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $281 of the principal balance. During the six months ended October 31, 2021 the Company issued 883,551 shares of common stock to extinguish the full principal balance of $9,719 and paid $856 in cash to extinguish all of the accrued interest due under the note.

[6]

Effective January 22, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $6,500 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 590,909 shares of common stock to extinguish the full principal balance of $6,500 and paid $538 in cash to extinguish all of the accrued interest due under the note.

[7]

Effective May 14, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $34,000 in payment of accrued fees of $34,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the six months ended October 31, 2021 the Company issued 3,090,909 shares of common stock to extinguish the full principal balance of $34,000 and paid $2,287 in cash to extinguish all of the accrued interest due under the note.

[8]

Effective September 9, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $775 of the principal balance. During the six months ended October 31, 2021 the Company issued 838,591 shares of common stock to extinguish the full principal balance of $9,225 and paid $505 in cash to extinguish all of the accrued interest due under the note.

F-47

Convertible Notes Payable

Current convertible notes payable consisted of the following at:

	October 31, 2021	April 30, 2021
Note payable to an accredited investor issued for extension fees, maturing November 20, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [1]	$200,000	$200,000
Note payable to an accredited investor issued for extension fees, maturing November 20, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [2]	90,000	90,000
Note payable to an accredited investor, maturing December 31, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [3]	-	80,000
Note payable to an accredited investor issued for extension fees, maturing August 31, 2020 with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [4]	80,000	80,000
Note payable to an accredited investor issued for extension fees, maturing March 26, 2022 with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [5]	-	82,000
Total	370,000	532,000
Less discount	-	(133,944)

Net	$370,000	$398,056

[1]

Effective March 31, 2020, the Company issued and delivered to GS an 18% convertible note in the principal amount of $200,000. The note was issued to GS in consideration for GS extending the maturity date of other convertible notes payable to GS to November 30, 2020. The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance.)

[2]

Effective February 4, 2020, the Company issued and delivered to GS an 18% convertible note in the principal amount of $90,000. The note was issued to GS in consideration for GS extending the maturity date of other convertible notes payable to GS to February 4, 2020. The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance.)

F-48

[3]

Effective December 15, 2020, the Company entered into a fourth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, $600,000 note dated October 5, 2018, and $110,000 note dated February 20, 2019) to extend the notes due dates from December 20, 2020 to December 31, 2020. In conjunction with the extension, the Company entered into an 18% convertible note in the principal amount of $80,000. The note was issued at a discount and the Company received net proceeds of $75,000 after an original issue discount of $5,000. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance). In June of 2021 the Company issued 11,814 common shares to convert $40,000 worth of principal and $2,027 worth of accrued interest under the terms of the agreement. In September of 2021 the Company entered into a settlement agreement with GS where 108,878 common shares were issued to convert the remaining $40,000 worth of principal and $2,462 worth of accrued interest under the terms of the agreement and $4,584 worth of accrued interest was forgiven and recorded as a gain on extinguishment of liabilities.

[4]

Effective December 31, 2020, the Company entered into a fifth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, $600,000note dated October 5, 2018, and $110,000 note dated February 20, 2019) to extend the notes due dates from December 31, 2020 to August 31, 2021. In exchange for the extension, the aggregate principal amounts of the notes increased by $80,000. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance).

[5]

Effective March 26, 2021, the Company issued and delivered to GS a 10% convertible note in the principal amount of $82,000. The note was issued at a discount and the Company received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.015 per share and thereafter at 34% discount from the lowest trading price during the 15 days prior to conversion. The Company could redeem the note at redemption prices ranging from 110% to 118% during the first 180 days after issuance. During the six months ended July 31, 2021, the Company repaid this note in full.

In addition to the Convertible Notes outstanding as of July 31, 2021 and April 30, 2021, as noted above, effective June 22, 2021, the Company issued and delivered to GS a 10% convertible note in the principal amount of $82,000. The note was issued at a discount and the Company received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.015 per share and thereafter at 34% discount from the average of the two lowest trading prices during the 15 prior trading days including the day of conversion. The Company could redeem the note at redemption prices ranging from 110% to 118% during the first 180 days after issuance. During the six months ended October 31, 2021, the Company repaid this note in full.

NOTE 8 – PPP LOANS PAYABLE

With an effective date of January 25, 2021, a loan to the Company was approved under the terms and conditions of the Paycheck Protection Program of the United States Small Business Administration (“SBA”) and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) (“the Act”) in the amount of $150,000 and was funded on January 26, 2020. During the six months ended October 31, 2021, Company was notified that its loan was forgiven pursuant to the provisions of the Act, therefore $150,000 was recorded as a gain on extinguishment of liabilities.

F-49

NOTE 9 – SBA BRIDGE LOAN PAYABLE

On July 14, 2020, the Company received $10,000pursuant to the SBA’s Express Bridge Loan Pilot Program. This program allows small businesses who have a business relationship with an SBA Express Lender to access up to $25,000 quickly. The funds were advanced to the Company since it had applied for an Economic Injury Disaster Loan (“EIDL”). The loan had a balance of $10,000as of October 31, 2021.

NOTE 10 – DERIVATIVE LIABILITIES

In a series of subscription agreements, the Company issued warrants in prior years that contain certain anti-dilution provisions that have previously been identified as derivatives. In addition, the Company previously identified the conversion feature of certain convertible notes payable and convertible preferred stock as derivatives. The number of warrants or common shares to be issued under these agreements is indeterminate; therefore, through April 30, 2021 the Company concluded that the equity environment was tainted and all warrants, stock options and convertible debt were included in the value of the derivatives. During the three months ended July 31, 2021, it was determined that the Company could increase their authorized common shares at any time, based on an agreement of the majority of voters to do so when needed, therefore the environment was no longer deemed to be tainted and all derivative liabilities were written off the books.

The Company estimated the fair value of the derivative liabilities at the issuance date and at each subsequent reporting date, using a multinomial lattice model simulation. The model is based on a probability weighted discounted cash flow model using projections of the various potential outcomes.

During the six months ended October 31, 2021, we had the following activity in our derivative liabilities:

	Options and	Convertible
	Warrants	Notes	Total

Balance, April 30, 2021	$235,902	$2,774,140	$3,010,042
Change in fair value of derivative liabilities	(235,902)	(2,774,140)	(3,010,042)

Balance, October 31, 2021	$-	$-	$-

NOTE 11 – STOCKHOLDERS’ DEFICIT

Authorized Shares

As of April 30, 2021, the Company had authorized 11,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock. However, on August 16, 2021, the Company approved an amendment to its Articles of Incorporation to increase the number of its authorized shares of common stock from 10,000,000 to 200,000,000. Shareholders owning in excess of 50.1% of the outstanding shares of voting common stock of the Company executed a written consent approving the amendment. As of October 31, 2021, the Company had authorized 201,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock.

F-50

Common Stock Issuances

During the six months ended October 31, 2021, the Company issued a total of 14,568,721 shares of its common stock: 170,000 shares (plus 3,580,000 prefunded warrants and 2,575,500 warrants, see Warrants below) for cash of $3,000,000; 6,433,743 shares valued at $154,437 in conversion of convertible notes principal of $149,444, accrued interest payable of $4,490 and payment of fees of $504; 6,817,224 shares valued at $74,989 in conversion of related party convertible notes principal; 17,754 shares issued pursuant to the rounding of fractional shares in connection with our reverse stock split; and 1,130,000 shares issued for the exercise of prefunded warrants. In conjunction with the stock and warrants issued for cash, the Company also issued 337,500 warrants to the placement agent (see Warrants below) and recognized $349,150 in out-of-pocket offering costs.

During the six months ended October 31, 2020, the Company issued a total of 85,828 shares of its common stock in conversion of convertible notes principal of $53,500 and accrued interest payable of $3,180. Settlement of derivative liabilities in the debt conversions totaled $18,612.

Series A Preferred Stock

The Series A preferred stock has no redemption, conversion or dividend rights; however, the holders of the Series A preferred stock, voting separately as a class, has the right to vote on all shareholder matters equal to 51% of the total vote.

During the six months ended October 31, 2021 and 2020 the Company did not issue any shares of its preferred stock.

Warrants

The Company has issued warrants in prior years to investors in a series of subscription agreements in equity financings or for other stock-based compensation. Certain of the warrants contain anti-dilution provisions that the Company has previously identified as derivatives. The Company estimates the fair value of the derivatives using multinomial lattice models that value the warrants based on a probability weighted cash flow model using projections of the various potential outcomes and considering the previous existence of a tainted equity environment (see Note 10).

A summary of warrant activity during the six months ended October 31, 2021 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, April 30, 2021	107,991	$1.00	0.91
Granted	6,980,263	$0.41
Canceled / Expired	-	$-
Exercised	(1,130,000)	$0.00

Outstanding, October 31, 2021	5,958,254	$0.50	2.34

F-51

During the six months ended October 31, 2021 the Company granted 487,263 warrants issued to warrant holders pursuant to anti-dilution provisions and 6,493,000 warrants issued in conjunction with the sale of common stock (see Common Stock Issuances above). As the fair value of the warrants granted would have had a net zero impact to equity (increasing additional paid in capital and recording offering costs for the same amount), the Company did not break out or complete a separate valuation of the warrant granted in association with the capital raise. Of the 6,493,000 warrants granted, 3,580,000 are prefunded, therefore have a zero exercise price and no expiration. The remaining warrants have a 5 year life and 2,575,500 of the warrants have a $0.80 exercise price while the other 337,500 have a $1.00 exercise price.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal

In the ordinary course of business, we may be, or have been, involved in legal proceedings from time to time. During the six months ended October 31, 2021 we were not involved in any material legal proceedings.

NOTE 13 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, all subsequent events that are required to be reported through the filing date of these consolidated financial statements are reported below.

Common Shares Issued

Subsequent to October 31, 2021, the Company issued 25,000 shares of common stock for the exercise of prefunded warrants.

F-52

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$726
Accounting fees and expenses	$2,500
Legal fees and expense	$20,000
Blue Sky fees and expenses	$7,500
Miscellaneous	$19,274
Total	$50,000

All amounts are estimates other than the SEC’s registration fee. We will bear all costs, expenses and fees in connection with the registration of the Shares, including the cost of compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions, discounts and transfer taxes, if any, attributable to their sales of the Shares.

Item. 14. Indemnification Of Directors And Officers.

NRS 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of NRS 78.300.

NRS 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)

We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)

We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)

To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our amended and restated articles of incorporation and our amended and restated bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

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The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item. 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act. All issuances were pursuant to the exemption provided by Section 4(2) for sales not involving a public offering.

1. On December 28, 2021, we issued to an institutional investor 1,500 shares of our Series B Convertible Preferred Stock (convertible into shares of common stock at a conversion rate of $0.10 per share) and Series D Warrants to purchase up to an aggregate of 15,000,000 shares of common stock (with an exercise price of $0.10 per share). We received gross proceeds of $1.5 million. We engaged H.C. Wainwright & Co., LLC as placement agent in connection with the private offering. We paid the placement agent a cash fee of 9.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and $35,000 for non-accountable expenses. We also issued to designees of the placement agent warrants to purchase up to 1,350,000 shares of common stock at an exercise price of $0.125 per share.

2. On June 24, 2021, we issued 11,814 shares of our common stock to GS Capital Partners, LLC to retire outstanding indebtedness in the principal amount of $40,000.

3. We issued convertible notes at various dates during the three year period to related parties in consideration of funding provided to us and for consulting or financing fees. The aggregate amount of convertible notes were as set forth below:

Name	Dollar Amount

Maple Resources Corporation	$68,266
BNL Family Trust	$11,000

Each of the holders immediately converted the unpaid principal balance of the newly issued notes into shares of the Company’s common stock at a conversion price of $0.011 (or 110% of the lowest price at which shares of the common stock had been issued by the Company during the twenty trading days prior to the date of conversion) as follows:

Name	Number of Shares

Maple Resources Corporation (“Maple”)	6,205,999
BNL Family Trust	1,000,810

4. On June 19, 2019, we closed a financing with Odyssey Capital Funding LLC for a 10% convertible note in the principal amount of $250,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion.

5. On May 8, 2019, we closed a financing with Odyssey Capital Funding LLC for a 10% convertible note in the principal amount of $100,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion.

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6. On February 21, 2019, we closed a financing with GS Capital Partners, LLC for a 10% convertible note in the principal amount of $110,000. During the first 180 days after issuance, the holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $80 per share; thereafter, the conversion price was equal to a 40% discount from the lowest trading price during the 20 days prior to conversion.

7. On January 22, 2019, we closed a financing with JSJ Investments Inc. for a 12% convertible note in the principal amount of $125,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 42% discount from the lowest trading price during the 20 days prior to conversion.

8. On January 14, 2019, we closed a financing with One44 Capital LLC for a 12% convertible note in the principal amount of $120,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $30 per share during the first six months after issuance).

9. On January 8, 2019, we closed a financing with Geneva Roth Remark Holdings, Inc. for a 9% convertible note in the principal amount of $136,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 21% discount from the average of the three lowest trading prices during the 20 days prior to conversion.

10. Effective September 18, 2018, we facilitated the purchase by GS Capital Partners, LLC of our outstanding convertible note in the original principal amount of $120,000 previously issued to One44 Capital LLC for a price equal to the redemption price of such note ($182,342.47). We issued to GS Capital Partners a 10% convertible note in the principal amount of $70,000 in consideration of its payment of the redemption premium to One44 Capital and related discount and expenses. GS Capital Partners was entitled to convert the unpaid principal balance of, and accrued interest on, the new convertible note into shares of common stock (i) during the first 180 days, at a price of $30 per share of common stock and (ii) thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion.

11. On September 13, 2018, we issued to Vista Capital Investments, LLC a 12% convertible note in the original maximum principal amount of $550,000, prior to original discount of $50,000 (consisting of an initial advance of $100,000 on such date and possible future advances, less the prorated discount). The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 25 days prior to conversion.

12. On September 13, 2018, we issued and delivered to GS Capital Partners, LLC a 10% convertible note in the principal amount of $110,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock (i) during the first 180 days, at a price of $30 per share of common stock and (ii) thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion.

13. On March 26, 2018, we completed the funding of a 10% convertible note issued to One44 Capital LLC in the principal amount of $120,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of our common stock at a price of no lower than $30 per share of common stock until the 180th day after issuance and thereafter at a price 40% discount from the lowest trading price during the 20 trading days prior to conversion.

14. On March 16, 2018, we completed the funding of a 12% convertible note issued to JSJ Investments Inc. in the principal amount of $125,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of our common stock at a price of no lower than $30 per share of common stock until the 180th day after issuance and thereafter at a price 40% discount from the lowest trading prices during the 20 days prior to conversion.

15. On March 22, 2018, we completed the funding of an 8% convertible note in the principal amount of $220,000 issued to Auctus Fund, LLC. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of our common stock at a price of no lower than $30 per share of common stock until the 180th day after issuance and thereafter at a price equal to the lesser of (i) the lowest trading price during the previous 25 trading day period ending on the latest complete trading day prior to the date of the note and (ii) 55% of the average of the two lowest trading prices for our common stock during the 25 trading day period ending on the latest complete trading day prior to the conversion date.

16. On February 21, 2018, we closed a financing with Power Up Lending Group Ltd. for a 8% convertible note in the principal amount of $83,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 39% discount from the average of the two lowest trading price during the 20 days prior to conversion.

17. Effective January 24, 2018, the Company issued and delivered to GS Capital Partners, LLC an 8% convertible note in the principal amount of $173,000. The holder of the note was entitled to convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock (i) during the first 180 days, at a price of $.03 per share of common stock and (ii) thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Amended and restated articles of incorporation (1)
3.2	Amendment to amended and restated articles of incorporation (2)
3.3	Certificate of designation of Series A Preferred Stock (3)
3.4	Certificate of designation of Series B Convertible Preferred Stock (4)
3.5	Bylaws (1)
4.1	Form of Series A Warrant (4)
4.2	Form of Series B/C Warrant (4)
4.3	Form of Series D Warrant (4)
4.4	Form of Placement Agent Warrant (5)
4.5	Eighth Amendment to Promissory Notes, dated December 30, 2021, with GS Capital Partners, LLC (7)
4.6	10% promissory note, dated February 22, 2021, with GS Capital Partners, LLC (6)
4.7	10% promissory note, dated March 8, 2021, with JSJ Investments, Inc. (6)
4.8	10% promissory note, dated March 11, 2021, with Vista Capital Investments, Inc. (6)
5.1	Opinion of Hallett & Perrin (7)
10.1	Securities Purchase Agreement, dated July 15, 2021, with institutional investor (5)
10.2	Securities Purchase Agreement, dated December 22, 2021, with institutional investor (4)
10.3	Registration Rights Agreement, dated December 22, 2021, with institutional investor (4)
10.4	Reduction of Exercise Price Agreement, dated December 22, 2021, with institutional investor (4)
21.1	Subsidiaries (7)
23.1	Consent of M&K CPAs LLP (7)
23.2	Consent of Hallett & Perrin (included in exhibit 5.1)

101	Interactive data files pursuant to Rule 405 of Regulation S-T.
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

______________

(1) Filed as exhibit to 8-K filed on April 3, 2017

(2) Filed as exhibit to 8-K filed on October 12, 2018

(3) Filed as exhibit to 8-K filed on August 2, 2019

(4) Filed as exhibit to 8-K filed on December 23, 2021

(5) Filed as exhibit to 8-K filed on July 19, 2021

(6) Filed as exhibit to 10-Q filed on March 15, 2021

(7) Filed herewith

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, Texas on January 6, 2022.

MMEX RESOURCES CORPORATION

By:	/s/ Jack W. Hanks
Name:	Jack W. Hanks
Title:	President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack W. Hanks	President, Chief Executive Officer	January 6, 2022
Jack W. Hanks	Chief Financial Officer and Director

/s/ Bruce N. Lemons	Director	January 6, 2022
Bruce N. Lemons

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